                           MEMBER CONTROL AGREEMENT OF
                    PACIFIC COAST GAMING -- SANTA ROSA, LLC


         THIS MEMBER CONTROL AGREEMENT is made and entered into on this 12th day of October, 2000, but is effective as of the 12th day of October, 2000 (the "Effective Date"), by and between LAKES CLOVERDALE, LLC, a Minnesota limited liability company ("Lakes Cloverdale"); and MRD GAMING, LLC, a California limited liability company ("MRD") (collectively, the "Members"), with respect to PACIFIC COAST GAMING -- SANTA ROSA, LLC, a Minnesota limited liability company (the "Company").

                      INTRODUCTION AND CERTAIN DEFINITIONS

         A. Participation Agreement. The Company is being formed pursuant to a written Acquisition and Participation Agreement between MRD and Lakes Gaming and Resorts, LLC, a Minnesota limited liability company ("LGR"), dated August 7, 2000, and amended by a First Amendment thereto, dated October 12, 2000, copies of which Agreement and Amendment are attached hereto as part of EXHIBIT A (collectively, the "Participation Agreement").

         B. Predecessor Company. As of the Effective Date and pursuant to the Participation Agreement, MRD acquired 100% of the membership interests of a Maryland limited liability company called Pacific Coast Gaming -- Santa Rosa, L.L.C. (the "Predecessor Company"), which holds certain rights and contracts to develop a gaming casino on Indian land in Cloverdale, California, more fully described in the Participation Agreement as the "Cloverdale Project." MRD made that acquisition in exchange for (1) a $100,000 cash payment funded by a loan from Lakes Cloverdale to MRD; and (2) MRD causing Lakes Cloverdale to loan $356,639 to the Predecessor Company, which it used to satisfy certain advances made by its former owners (the "Advanced Funds Loan"). MRD also issued to the former owner of the Predecessor Company a promissory note in the principal amount of $2,000,000, to secure MRD's obligation to pay consulting fees (the "MRD Consulting Note"),which note has been guaranteed in writing by Lakes Gaming, Inc., a publicly held Minnesota corporation that is the sole owner of LGR.

         Prior to the Effective Date and pursuant to the Participation Agreement, LGR has loaned $210,682.97 to MRD, which MRD has in turn loaned to the Predecessor Company on the same terms and conditions, which are set forth in promissory notes issued by MRD to LGR (the "Interim MRD Loan") and by the Predecessor Company to MRD (the "Interim Predecessor Company Loan").

         C. Formation of Company and Merger. As of the Effective Date, MRD assigned to Lakes Cloverdale 65% of the economic interests in the Predecessor Company, and 50% of the voting interests therein, in exchange for (1) the release of MRD from its obligation to repay $50,000 of the $100,000 loan made to MRD by Lakes Cloverdale for the acquisition of the Predecessor Company; (2) Lakes Cloverdale's promise, set forth in the Participation Agreement, to pay 50% of MRD's obligations under the $2,000,000 MRD Consulting Note; (3) Lakes

Cloverdale's promise, set forth in the Participation Agreement, to loan MRD the other 50% of MRD's obligations under the $2,000,000 MRD Consulting Note, if necessary to satisfy such obligations; and (4) Lakes Cloverdale's Advanced Funds Loan to the Predecessor Company.

         As of the Effective Date, MRD has assigned to Lakes Cloverdale the Interim Predecessor Company Loan, and Lakes Cloverdale has accepted such assignment in satisfaction of the Interim MRD Loan. Upon the merger of the Predecessor Company into the Company, the Company shall become obligated to repay the Interim Predecessor Company Loan and the Advanced Funds Loan, which represent a part of the Project Companies Loan described in the Participation Agreement.

         The Members then organized the Company as of the Effective Date pursuant to Minnesota Statutes, Chapter 322B (the "LLC Act"), by adopting the Articles of Organization described in Section 1.1, and agreeing to make capital contributions to the Company, which agreements have been accepted by a unanimous action of the Company's Board of Governors dated as of the Effective Date. The capital contributions of MRD and Lakes Cloverdale to the Company were made as of the Effective Date by completing the merger of the Predecessor Company into the Company.

         The Members constitute all of the initial members of the Company. Such Members and any Members admitted to the Company after the Effective Date shall be identified in Section 6.2.

         D. Certain Affiliated Parties. LGR is the sole member of Lakes Cloverdale, and is a wholly-owned subsidiary of Lakes Gaming, Inc., a publicly held Minnesota corporation. LGR has assigned all of its rights under the Participation Agreement to Lakes Cloverdale, which has assumed the obligations of LGR under the Participation Agreement. The Cloverdale Project is being carried out for the Cloverdale Rancheria of Pomo Indians, in Cloverdale, California (the "Cloverdale Tribe").

         The only members of MRD are Matthew R. Daly, a Nevada resident; and his father, Robert Daly, who is a Minnesota resident.

         Pursuant to the Participation Agreement, MRD and Lakes Corning, LLC, another subsidiary of LGR ("Lakes Corning"), have also formed Pacific Coast Gaming -- Corning, LLC, a Minnesota limited liability company (the "Corning Joint Venture"), to carry out a casino development project similar to the Cloverdale Project, for the Paskenta Band of Nomlaki Indians, in Corning, California (the "Corning Project"). The Corning Project is referred to in the Participation Agreement as the "Paskenta Project."

         E. This Agreement. Section 322B.37 of the LLC Act authorizes a member control agreement for a limited liability company. Each of the Members desires to enter into such an agreement, in the form of this Agreement, with respect to the Company.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing facts, the mutual promises of the Members and the mutual benefits to be gained by the performance of this Agreement, the Members hereby agree as follows:

                                    ARTICLE 1
                     FORMATION OF LIMITED LIABILITY COMPANY

         1.1 Formation and Articles. As of the Effective Date, the Members have formed the Company as a limited liability company under the provisions of the LLC Act. The Company's business shall be conducted to comply with the LLC Act.

         The Members hereby adopt and approve the Amended and Restated Articles of Organization of the Company, as filed by the Company's organizer in the office of the Secretary of State of the State of Minnesota on June 12, 2000, and amended by the organizer on September 25, 2000, to and change the Company's name from "Lakes Pauma Valley, LLC" to "Pacific Coast Gaming -- Santa Rosa, LLC" (the "Articles"). A copy of the Articles, as so amended, is attached hereto as EXHIBIT B and hereby made a part of this Agreement. The Company's Board shall promptly cause to be executed and so filed any further amendments of such Articles that may be adopted by the Members or required by law.

         Except as otherwise provided in this Agreement, the Articles and the Company's Bylaws, the rights and liabilities of the Members shall be as provided in the LLC Act. The purpose of the Company is set forth in Article 4.

         1.2 Term. The term of the Company shall begin on the Effective Date and shall continue until the Company is dissolved upon a Liquidation Event as provided in Article 15.

         1.3 Name. The business of the Company shall be conducted under the name of "Pacific Coast Gaming -- Santa Rosa, LLC" or such other name as the Board (as defined in Article 3) may hereafter designate.

                                    ARTICLE 2
                     PLACE OF BUSINESS AND AGENT FOR PROCESS

         2.1 Place of Business. The principal executive office of the Company shall be located at 600 Whitney Ranch Drive, Suite C-15, Henderson, Nevada 89014. The Board may from time to time change the location of the principal office of the Company and, in such event, the Chief Manager shall give notice to the Members within twenty (20) days of the effective date of such change. The Board may in its discretion establish additional places of business of the Company.

         2.2 Agent for Process. The name and address of the agent for service of process in the State of Minnesota shall be Lakes Cloverdale, LLC, located at 130 Cheshire Lane, Minnetonka, Minnesota 55305. The Board may from time to time replace such agent and, in such event, the Chief Manager shall give notice to the Members and the appropriate state authorities within twenty (20) days of the effective date of such change.

                                    ARTICLE 3
                               GENERAL DEFINITIONS

         Wherever used in this Agreement, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

         3.1 "Affiliate" means, with respect to a specific Person, any of the following other Persons: (a) any Person directly or indirectly controlling, controlled by, or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interest of such Person; (c) any officer, director or general partner of such Person; (d) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting interest of any Person described in clauses (a) through (c) of this sentence; or (e) any member of the Family or sibling of the specified Person or member of the sibling's Family. For purposes of this definition, the terms "control," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         3.2 "Agreement" or "Member Control Agreement" means this Member Control Agreement (including all of its Exhibits and Schedules, if any), as amended from time to time.

         3.3 "Articles" shall mean the Articles described in Section 1.1, as they may be amended from time to time by Members holding at least two-thirds of the Voting Interests, pursuant to the LLC Act and the Bylaws.

         3.4 "Appointing Member" shall mean each Member that is entitled to appoint one or more Governors pursuant to Article 10, without an election by all of the Members otherwise entitled to vote with respect to Company matters; and includes each of its successors and assigns that becomes a Member hereunder with respect to all of the Voting Interest held by the Appointing Member.

         3.5 "Board" means the Board of Governors of the Company, as appointed by the Appointing Members pursuant to Article 10 and the Bylaws.

         3.6 "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy."


             (a) "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay his, her or its debts as such debts become due or an admission in writing by such Person of his, her or its inability to pay such debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent or seeking for such Person any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or the debts of such Person under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of such Person's property; or corporate action taken by such Person to authorize any of the actions set forth above.

             (b) "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation; or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days; or, without the consent or acquiescence of such Person, the entering of any order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within ninety (90) days.

         3.7 "Bylaws" means the Bylaws of the Company, as adopted by the Board under the LLC Act and hereafter amended from time to time by the Board. The initial Bylaws are attached hereto as EXHIBIT C.

         3.8 "Capital Account"shall have the meaning set forth in Section 6.1(b)

         3.9 "Capital Contribution" shall have the meaning set forth in Section 6.1(c).

         3.10 "Cloverdale Development Rights" shall mean the Development Rights defined in the Participation Agreement and relating to the Cloverdale Project.

         3.11 "Cloverdale Other Assets" shall mean those Other Assets defined in the Participation Agreement and relating to the Cloverdale Project.

         3.12 "Cloverdale Project" shall have the meaning set forth in the Participation Agreement, which includes the development, construction, equipment and start-up of a gaming casino on Indian land pursuant to the Cloverdale Project Contracts.

         3.13 "Cloverdale Project Companies Loan" means the Interim Predecessor Company Loan and the Advanced Funds Loan, which together represent a part of the Project Companies Loan described in the Participation Agreement.

         3.14 "Cloverdale Project Contracts" means the Company's Project Contracts (as that term is defined in the Participation Agreement) with the Cloverdale Tribe, including any amendments or restatements of such Project Contracts, which provide for completion of the Cloverdale Project. The Cloverdale Project Contracts have become part of the Company Property as a result of the merger of the Predecessor Company, as part of the Capital Contributions by the Members.

         3.15 "Cloverdale Project Development Loan" means the Project Development Loan (as defined in the Participation Agreement) to be made to the Company by Lakes Cloverdale on behalf of LGR.

         3.16 "Cloverdale Tribe" shall have the meaning set forth in paragraph B of the Introduction to this Agreement.

         3.17 "Code" means the Internal Revenue Code of 1986, as amended from time to time (and any corresponding provisions of succeeding law).

         3.18 "Company" means "Pacific Coast Gaming -- Santa Rosa, LLC, the Minnesota limited liability company formed as of the Effective Date pursuant to the Participation Agreement, this Agreement and the Articles.

         3.19 "Company Property" means the Cloverdale Development Rights, the Cloverdale Project Contracts and the Cloverdale Other Assets, which have been contributed to the Company by the Members as a result of the merger of the Predecessor Company into the Company pursuant to the Participation Agreement as of the Effective Date; and all other real and personal property acquired and held from time to time by the Company and any improvements thereto, and shall include both tangible and intangible property.

         3.20 "Corning Joint Venture" shall have meaning set forth in paragraph D of the Introduction to this Agreement.

         3.21 "Corning Project" shall have meaning set forth in paragraph B of the Introduction to this Agreement. The Corning Project is referred to in the Participation Agreement as the "Paskenta Project."

         3.22 "Contribution Agreement" means the Participation Agreement and any other agreement in writing, executed by the Company and a Person desiring to become a Member, setting forth the terms of such Person's admission as a Member including, but not limited to, the agreed value of the contribution that shall be made by such Person to the capital of the Company, and the Percentage Interest and Voting Interest to be issued by the Company to such Person.

         3.23 "Depreciation" shall have the meaning set forth in Section 6.1(d).

         3.24 "Development Rights" shall have the meaning given that term in the Participation Agreement.

         3.25 "Direct Lineal Descendants" means children, grandchildren, great grandchildren and so on, by natural birth or legal adoption, including any illegitimate child (if acknowledged by the child's parent) and any of the direct lineal descendants of any such child.

         3.26 "Distribution" means any distribution to the Members of cash or other assets of the the Company made from time to time pursuant to the provisions of this Agreement.

         3.27 "Effective Date" means October __, 2000, the effective date of this Agreement and the formation of the Company.

         3.28 "Event of Default" shall have the meaning set forth in Section 6.6, and may be either an MRD Event of Default or a Lakes Event of Default (as those terms are defined in Section 6.6), as the context requires.

plus (c) repayments received by the Project Company on any advances it made to the other Project Company in the form of payments to Lakes of amortized loan amounts due from the other Project Company to Lakes under the Project Companies Loan or a Project Development Loan

         3.29 "External Net Cash Flows" with respect to the Company shall mean the net sum of the following, as reasonably determined in good faith by the
Board: (a) gross variable and fixed lease fees (as defined in the Cloverdale Project Contracts) received by the Company; plus (b) loan payments and all other fees, amounts and payments received by the Company from the Cloverdale Tribe under the Cloverdale Project Contract or otherwise with respect to the Cloverdale Project; plus (c) repayments received by the Company on any advances it made to the Corning Joint Venture in the form of payments to Lakes Corning of amortized loan amounts due from the Corning Joint Venture to Lakes Corning under the Corning Joint Venture's share of the Project Companies Loan or its Project Development Loan (as such loans are defined in the Participation Agreement); plus (d) any other cash revenues received by the Company without any obligation to repay; and less (e) franchise fees, third party financing costs and other expenses paid to third parties. "External Net Cash Flows" shall not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash expense allowances; or any items deducted from External Cash Flows in determining Internal Cash Flows.

         3.30 "Family" means an individual, his or her spouse (but only if he or she and his or her spouse are not separated), his or her Direct Lineal Descendants and his or her direct ancestors.

         3.31 "Financial Rights" means a Member's rights to (a) a Capital Account; (b) a Percentage Interest in Company Profits, Losses and Distributions;
(c) payments (if any) under the terms and conditions of Article 13 upon the Member's termination or other withdrawal and (d) the Member's limited right to Transfer such rights according to Article 12.

         3.32 "Fiscal Year" means (a) the period commencing on the Effective Date and ending on December 31, 2000, (b) any subsequent calendar year, or (c) any portion of either of the periods described in clauses (a) and (b) for which the Company is required to close its books and allocate Profits, Losses and other Company items pursuant to Article 7.

         3.33 "Gaming Licenses" shall have the meaning set forth in Section 5.5.

         3.34 "Governance Rights" means all of a Member's rights as a Member, other than

Member's Financial Rights. Governance Rights specifically include (without limitation) the rights of Appointing Members to appoint Governors pursuant to
Article 10 and the right of each Member to vote its Voting Interest.

         3.35 "Governor" shall mean any individual appointed under Section 10.1 to serve on the Board. The first Governors are the two (2) individuals named in
Section 10.2.

         3.36 "Interest" shall have the same meaning as Membership Interest (defined below).

         3.37 "Internal Net Cash Flows" with respect to the Company shall mean the net sum of the following, as reasonably determined in good faith by the
Board: (a) External Net Cash Flows, less (b) Overhead Fees paid as described in
Section 8.1, less (c) Project Manager Costs paid as described in Section 11 of the Participation Agreement; less (d) payments of amortized amounts due Lakes Cloverdale on the Cloverdale Project Development Loan and the Cloverdale Project Companies Loan; and less (e) repayments made by the Company on any advances it received from the Corning Joint Venture in the form of payments to Lakes Cloverdale of amortized amounts due from the Company to Lakes Cloverdale under the Cloverdale Project Companies Loan or the Cloverdale Project Development Loan. "Internal Net Cash Flows" shall not be reduced by depreciation, amortization, cost recovery deductions or similar non-cash expense allowances.

         3.38 "Lakes Cloverdale" shall have the meaning set forth in the first paragraph of this Agreement.

         3.39 "Lakes Corning" shall have the meaning set forth in paragraph D of the Introduction to this Agreement.

         3.40 "Lakes Event of Default" shall have meaning set forth in Section 6.6(b) of this Agreement.


         3.41 "LGR" shall have the meaning set forth in paragraph A of the Introduction to this Agreement.

         3.42 "LLC Act" means the Minnesota Limited Liability Company Act, as set forth in Minnesota Statutes, Chapter 322B, as amended from time to time (or any corresponding provisions of succeeding law).

         3.43 "Liquidating Event" shall have the meaning set forth in Section 15.1.

         3.44 "Loss" and "Losses" shall have the meaning set forth in Section
7.1.

         3.45 "Managers" means the Chief Manager and the Treasurer elected by the Board and each other individual who shall hereafter be elected, appointed, or otherwise designated as a Manager by the Board pursuant to Section 9.1 and the Bylaws, and any other person considered elected as a manager pursuant to the LLC Act.

         3.46 "Member" or "Members" shall have the meaning set forth in Section 5.1.

         3.47 "Membership Interest" or "Interest" means the Percentage Interest and Voting Interest of a Member in the Company and the appurtenant rights, powers and privileges, including both the Financial Rights and Governance Rights of such Member with respect to the Company.

         3.48 "MRD" shall have the meaning set forth in the first paragraph of this Agreement.

         3.49 "MRD Event of Default" shall have meaning set forth in Section 6.6(a) of this Agreement.

         3.50 "Participation Agreement" shall have the meaning set forth in paragraph A of the Introduction to this Agreement. In the event of any inconsistency or conflict between the Participation Agreement and this Agreement, the provisions of this Agreement shall govern.

         3.51 "Percentage Interest" means the percentage interest of a Member in the Profits, Losses and Distributions of the Company and shall be the percentage set forth as its Percentage Interest in Section 6.2, subject to adjustment in accordance with Section 6.3.

         3.52 "Person" means any individual, partnership, limited liability company, corporation, trust or other entity.

         3.53 "Predecessor Company" shall have the meaning set forth in paragraph A of the Introduction to this Agreement.

         3.54 "Profits" shall have the meaning set forth in Section 7.1.

         3.55 "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         3.56 "Required Records" are the financial records and other records (including this Agreement) required to be kept at the principal executive office of the Company under Section 322B.373 of the LLC Act.

         3.57 "Transfer" means, as a noun, any voluntary or involuntary transfer (by operation of law, Bankruptcy, court order or otherwise), sale, exchange, assignment, pledge or other encumbrance, foreclosure of a security interest upon, or other disposition of an item; or, as a verb, to voluntarily or involuntarily cause a Transfer of an item. "Transferred" means, as an adjective, that an item has been the subject of a Transfer.

         3.58 "Voting Interest" means a Member's relative voting power as a Member and shall be the percentage set forth as such Member's Voting Interest in
Section 6.2, as amended from to
time pursuant hereto.

                                    ARTICLE 4
                                    PURPOSES

         The Company has been formed for the purposes of (a) acquiring the Cloverdale Development Rights, the Cloverdale Project Contracts and the Cloverdale Other Assets from the Predecessor Company and MRD; and (b) completing the Cloverdale Project by assuming and performing the existing obligations of the Predecessor Company and MRD under the Cloverdale Project Contracts, as more fully set forth in the Participation Agreement; and for those purposes may, subject to the limitations set forth in Article 9:

                  (a) finance, acquire, manage and hold property, real or personal, in fee or by lease (including without limitation the Company Property being contributed as Capital Contributions), and lend money or arrange for other financing as required by the Cloverdale Project Contracts, to the extent the Board determines that such investments are in the best interests of the Company;

                  (b) exercise any rights therein as may be necessary or appropriate for such purposes;

                  (c) borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company Property to secure such borrowings;

                  (d) sell or otherwise dispose of the Company's rights or ownership interests in such Company Property; and

                  (e) undertake and carry on all activities necessary or advisable in connection with such purposes, all subject to the limitations set forth in Article 9.

         The Company may not engage in any other business incompatible with the Cloverdale Project without the consent of Members holding at least two-thirds of the Voting Interests.

                                    ARTICLE 5
                    MEMBERS, NEW MEMBERS AND GAMING LICENSES

         5.1 Members. The current names and addresses of the Members are set forth in the following table:


       Name of Member                                Address of Member
  Lakes Cloverdale, LLC                     130 Cheshire Lane
                                            Minnetonka, Minnesota 55305
  MRD Gaming, LLC                           600 Whitney Ranch Drive, Suite C-15,
                                            Henderson, Nevada 89014

         Hereafter, any new addresses of each of the Members shall be set forth in the Company's Required Records, pursuant to notice given to the Company as provided in Section 16.1.

         For all purposes of this Agreement, the terms "Member" or "Members" means the Persons initially signing this Agreement as Members of the Company under the LLC Act, in their capacity as Members; and each other Person who shall hereafter be admitted to the Company as a Member, or is otherwise reflected in the Required Records of the Company as the owner of any Governance Rights of a Membership Interest of the Company.

         5.2 Terms of Membership Interests. The original Membership Interests reflected in the Section 6.2 are ordinary membership interests of one class, without series, and shall have the rights provided by the LLC Act, subject to any statements and limitations in the Articles or this Agreement of the specific rights or terms of such Membership Interests.

         The Original Capital Contribution (as defined in Section 6.1), Percentage Interest and Voting Interest of each of the Members are set forth in
Section 6.2, as amended from time to time pursuant hereto.

         Each Member shall be entitled to vote on all matters in proportion to its Voting Interest, except as may be provided otherwise in this Agreement or pursuant to the following paragraph. A Member's right to vote is a Governance Right.

         With the consent of Members holding at least two-thirds of the Voting Interests, the Board may enter into Contribution Agreements with prospective Members providing for one or more classes of Interests having either Governance Rights that are limited (as compared with the original Interests) or Financial Rights that are limited or preferred (as compared with the original Interests), or any combination of such rights. If any such new class of Interests is issued, this Agreement shall be amended to state the rights of such Interests.

         5.3 Additional Members. Additional Members may be admitted to the Company only upon such terms and conditions as may be established by written approval of Members holding at least two-thirds of the Voting Interests, effective as of any prospective date established by such consent or, if none is stated, by the Board. The Company may not issue additional Membership Interests without the prior written consent of Members holding at least two-thirds of the Voting Interests. Upon such consent and issuance of additional Membership Interests, Section 6.2 shall be appropriately amended. Nothing in this Section
5.3 shall be construed to limit the effect of Articles 12 and 13 with respect to the Transfer of Membership Interests by Members.

         Each additional Member admitted to the Company shall execute this Agreement and, if making a Capital Contribution, shall execute and perform a Contribution Agreement delivered to and accepted on behalf of the Company by the Managers pursuant to the terms and conditions approved by the Members.

         Any Person who is admitted to the Company as a Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement, including specifically the requirements of Article 6 relating to Capital Contributions.

         Subject to the Member consent requirements of this Section 5.2, the Board may authorize the Managers to enter into contribution allowance agreements with current Members or prospective Members pursuant to section 322B.43 of the LLC Act, providing for the right, but not the obligation, to make a specified Capital Contribution in the future and thereby purchase a specified Percentage Interest and Voting Interest, upon such terms and conditions as may be established by the Board.

         5.4 Agreement Not to Resign. Until all of the Cloverdale Project Contracts are performed or terminated, each Appointing Member agrees not to withdraw or otherwise voluntarily resign from membership in the Company for any reason whatsoever without the consent of each remaining Appointing Member; provided, however, that Lakes Cloverdale may nevertheless exercise its right to dissolve the Company pursuant to Section 13 of the Participation Agreement, at any time permitted thereby.

         If an Appointing Member nevertheless withdraws or otherwise voluntarily resigns from membership in the Company in violation of the preceding paragraph, the resigning Appointing Member shall be liable to the Company for any damages (excluding consequential or punitive damages) resulting from that action, and the purchase price for any purchase of the terminating Appointing Member's Interest under Article 13 shall be limited to the extent provided in Section
13.8 under such circumstances. Such damages shall nevertheless include, without limitation, (a) any damages for which the Company becomes liable under the Cloverdale Project Contracts as a direct result of such withdrawal; and (b) the expenses (including reasonable attorneys' fees) of (i) admitting a new Member, if necessary; and (ii) if applicable, purchasing the terminating Member's Membership Interest under Article 13 (excluding the purchase price and any interest payable thereunder).

         5.5 Gaming Licenses and Effect of Adverse Finding. MRD acknowledges that the primary business of LGR and certain of its Affiliates is the operation and management of gaming facilities; and that LGR and those of its Affiliates must obtain and maintain in effect various approvals, findings of suitability, licenses, permits and registrations (collectively "Gaming Licenses") from various gaming authorities. Likewise, Lakes Cloverdale recognizes that MRD and certain of its Affiliates may be subject to similar regulations. The remaining provisions of this Section 5.5, as they apply to MRD, its owners and each of their Affiliates other than LGR and its Affiliates (a "Non-Lakes Party"), shall also apply in the same manner to any other Member that is a successor to MRD and is a Non-Lakes Party. The remaining provisions of this Section 5.5, as they apply to LGR, its managers and governors and each of their Affiliates, other than MRD or any of its Affiliates (a "Non-MRD Party"), shall also apply in the same manner to any other Member that is a successor to Lakes Cloverdale and is a Non-MRD Party.

         If (a) any Non-Lakes Party or any of its Affiliates, or any other individual or entity that directly or indirectly owns or has any interest in a Non-Lakes Party or is otherwise affiliated with a Non-Lakes Party, is found by any gaming authority with competent jurisdiction to be unsuitable or unqualified to be associated with LGR or any Affiliate of LGR; or (b) LGR determines in good faith that the continued association of LGR with the Non-Lakes Party may reasonably be expected to result in (i) the disapproval, adverse modification or non-renewal of any contract or agreement under which LGR or any Affiliate of LGR has sole or shared authority to manage any gaming facility; or (ii) the loss or non-reinstatement of any Gaming License, then LGR shall give the Non- Lakes Party written notice of such finding or determination. Such notice shall describe the situation or relationship that is the basis for such finding or determination.

         Such Non-Lakes Party shall, promptly after its receipt of the written notice from LGR specifying such finding or determination, take all actions required to terminate or discontinue or otherwise cure, to the satisfaction of LGR and any gaming authority having jurisdiction over LGR or any Affiliate of LGR, the situation or relationship described in the notice given by LGR. If, within thirty (30) days after such Non-Lakes Party's receipt of the notice given by LGR (or such shorter period of time as may be required or requested by any gaming authority), such Non-Lakes Party fails or is unable to take such actions to the satisfaction of LGR and any gaming authority having jurisdiction, such Non-Lakes Party may at any time within such period give LGR written notice of such failure or inability or, if such Non-Lakes Party has not already given such notice, LGR may at the end of such period give a notice of such failure or inability to such Non-Lakes Party and the Company. In the event any notice of such failure or inability is given (whether or not on a timely basis), the Company shall then have the right and option to purchase such Non-Lakes Party's entire Interest in the Company at a redemption price determined under Section 13.8, based the fair market value of such Interest or, if applicable, the lower price applicable upon an Event of Default; and, if the Company does not exercise such option, Lakes Cloverdale shall have the right and option to purchase such Interest at the same price available to the Company.

         All of the foregoing provisions of this Section 5.5 regarding any Non-Lakes Party shall also apply to any Non-MRD Party; and MRD shall have the same rights as LGR and/or Lakes Cloverdale with respect to determinations relating to, and actions resulting from, conduct and activities of a Non-MRD Party.

                                    ARTICLE 6
                  MEMBERS' CAPITAL, LOANS AND EVENTS OF DEFAULT

         6.1 Definitions Relating to Capital.

                  (a) "Additional Capital Contributions" means, with respect to each Member, the Capital Contributions made by such Member pursuant to
         Section 6.3, reduced by the amount of any liabilities of such Member assumed by the Company in connection with such Capital Contribution or which are secured by any property contributed by such Member as a part of such Capital Contribution.

                  (b) "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                           (i) To each Member's Capital Account there shall be
                  credited such

                  Member's Capital Contributions, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 7.5 or
                  Section 7.6, and the amount of any Company liabilities assumed by such Member or which are secured by any Company Property distributed to such Member.

                           (ii) To each Member's Capital Account there shall be
                  debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of deductions or expenses that are specially allocated pursuant to Section 7.5 or Section 7.6, and the amount of any liabilities of such Member that are assumed by the Company or secured by any property contributed by such Member to the Company.

                           (iii) In the event all or any portion of an Interest
                  is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

                           (iv) In determining the amount of any liability for
                  purposes of Sections 6.1(a), 6.1(b)(i), 6.1(b)(ii), and 6.1(f), there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property, or are assumed by the Company or any Member), are computed in order to comply with such Regulations, the Board may make such modification; provided however, that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 15 upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Company of oil or gas properties) might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  (c) "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest held by such Member, and includes an Original Capital Contribution under Section 6.1(f) and any Additional Capital Contribution under Section 6.1(a). The principal amount of a promissory note that is not readily traded on an established securities market and is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations Section 1.704-1
         (b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

                  (d) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that (i) with respect to any asset whose Gross Asset Value differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the "remedial method" defined by Regulations Section 1.704-3(d), Depreciation for that Fiscal year shall be the amount of book basis recovered for the Fiscal Year under the rules prescribed by Regulations Section 1.704-3(d)(2); and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

                  (e) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset
                  contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board;

                           (ii) The Gross Asset Values of all items of Company
                  Property shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of one of the following times: (A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Con tribution; (B) the Distribution by the Company to a Member of more than a de mini mis amount of Company Property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company;

                           (iii) The Gross Asset Value of any item of Company
                  Property (other than cash) distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as determined by the distributee and the Board; and

                           (iv) The Gross Asset Values of Company Property shall
                  be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Sections 7.1(f) and 7.5(a); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph
                  (iv) to the extent the Board determines that an adjustment pursuant to 6.1(e)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.

                           If the Gross Asset Value of an asset has been
                  determined or adjusted pursuant to Section 6.1(e)(i), Section 6.1(e)(ii), or this Section 6.1(e)(iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  (f) "Original Capital Contribution" means, with respect to each Member, the Capital Contribution made by such Member pursuant to
         Section 6.2, reduced by the amount of any liabilities of such Member that are (i) assumed by the Company in connection with such Capital Contribution or (ii) secured by any property contributed by such Member to the Company as a part of such Capital Contribution.

         6.2 Capital and Interests of Members. The capital of the Company shall be contributed by the Members and has been accepted by the Board at the respective values set forth in the following table:



      Member's Name               Agreed Form of Contribution            Agreed Value        Percentage        Voting
                                                                              of              Interest        Interest
                                                                         Contribution
Lakes Cloverdale,          65% per cent economic interest,           $       1,430,000.00        65%            50%
LLC                        and 50% voting interest, in the
                           Predecessor Company*
MRD Gaming,                35% per cent economic interest,           $         770,000.00        35%            50%
LLC                        and 50% voting interest, in the
                           Predecessor Company; and all
                           rights of MRD in the
                           Cloverdale Project Contracts,
                           the Cloverdale Development
                           Rights and the Cloverdale
                           Other Assets**
Totals                                                               $       2,200,000.00       100%           100%




         * Plus the obligation of Lakes Cloverdale to provide services and lend money to the Company, to the extent required of LGR under the Participation Agreement.

         ** Plus the obligation to provide services to the Company, to the extent required of MRD under the Participation Agreement.

         As of the Effective Date, each Member shall contribute to the capital of the Company the amount of property specified following its name in the table above as its Original Capital Contribution; and shall be credited with the Percentage Interest and Voting Interest set forth therein. The Original Capital Contribution, Percentage Interest and Voting Interest of each of the Members shall be set forth in the table above. In addition, each of the Members agrees to provide loans and/or services to the Company to the extent either it or any of its Affiliates is obligated to do so under the Participation Agreement.



         6.3 Additional Capital Contributions. Each Member may contribute from time to time as an Additional Capital Contribution such additional money or other property as may be approved by the Board and other Members holding at least two-thirds of the Voting Interests not held by the contributing Member; provided, however, that any Additional Capital Contribution of property (other than money) made pursuant to this Section 6.3 shall be subject to the terms and provisions of a Contribution Agreement to be executed by the contributing Member and the Company prior to delivery of such property, subject to the approval of the Board and each of the other Members holding at least a majority of the Voting Interests.

         If Additional Capital Contributions are not made equally by all Members, the Board shall equitably adjust the Percentage Interests and Capital Accounts of each Member to account for any non-pro-rata Additional Capital Contributions on terms that shall be set forth in a Contribution Agreement approved and signed as provided in the preceding paragraph, which agreement shall serve as an amendment to Section 6.2. Any such agreement may also equitably adjust the Members' Voting Interests.

         Additional Membership Interests may be granted only as permitted by
Section 5.3. If an additional Membership Interest is granted, Section 6.2 shall be appropriately amended.

         6.4 Other Capital Matters.


                  (a) Except as otherwise provided in this Agreement, no Member shall demand or receive a return of the Member's Capital Contributions or withdraw them from the Company without the consent of the Board and each other Member. Under circumstances allowing or requiring a return of any Capital Contributions, no Member shall have the right to receive Company Property other than cash except as may be specifically provided herein.

                  (b) Except as expressly provided herein, no Member shall receive any interest or draw with respect to the Member's Capital Contributions or the Member's Capital Account.

                  (c) Except as otherwise provided by any other agreements among the

         Members or mandatory provisions of applicable state law, a Member shall be liable only to make the Member's Capital Contributions and shall not be required to lend any funds to the Company or, after the Member's Original Capital Contribution has been made, to make any Additional Capital Contributions to the Company.

         6.5 Loans to the Company. If authorized by the Board and permitted under Section 9.7, a Member may lend money to the Company from time to time, in excess of the Member's Capital Contributions.

         Notwithstanding anything to the contrary in this Agreement, by virtue of assuming the obligations of LGR under the Participation Agreement, Lakes Cloverdale shall be obligated to lend money to the Company, but only to the extent that LGR is expressly required by the Participation Agreement to make such loans. The Company hereby confirms its obligations to pay the Project Companies Loan described in the Participation Agreement, pursuant to the terms of the promissory notes evidencing the loans included therein.

         No loan obligation due a Member by the Company may be treated as a Capital Contribution for any purpose or entitle any such Member to any increase in the Member's Financial Rights or Governance Rights (if any) or any other share in any Profits, Losses, deductions, credits or Distributions of the Company, except as otherwise expressly provided in this Agreement or the Participation Agreement. The Company shall be obligated to any Member for the amount of any loan made to the Company by the Member, or any debt owed to a Member and assumed by the Company with interest thereon at such rate as may have been agreed upon by such Member and the Company and authorized by the Board or, if applicable, specified by the Participation Agreement.

         6.6 Events of Default by a Member. In the event that a Member fails to make any payment, or any installment thereof, when due, of any Capital Contribution or other obligation hereunder or under a Contribution Agreement, the Board may cause the Company to enforce such obligation in such manner as may be permitted by law, subject to any enforcement limitations expressly provided in this Agreement or the Participation Agreement; and each other Member may enforce such obligation in such manner as may be provided in this Agreement and the Participation Agreement.

         For purposes of this Section 6.6, the term "Tribes" means, collectively, the Cloverdale Tribe and the Paskenta Band of Nomlaki Indians, in Corning, California; the term "Daly" means Matthew R. Daly; and the term "Project Contracts" means, collectively, the Cloverdale Project Contracts and the Project Contracts (as defined in the Participation Agreement) held by the Corning Joint Venture.

         In particular, the following events of default with respect to a designated Appointing Member (each, an "Event of Default") shall have the respective consequences specified below:

                  (a) MRD Event of Default; Termination of MRD from Projects. The occurrence of any of the following events shall be considered an "MRD Event of Default"
 under this Agreement:


                          (i) loss by MRD or Matthew R. Daly ("Daly") of any gaming license for the Cloverdale Project or the Corning Project, if such license is not reinstated following the exhaustion of all legal remedies;

                          (ii) the conviction of MRD or Daly of criminal
                  misconduct directly related to gaming activities or related to MRD's relationship with LGR, Lakes Cloverdale, Lakes Corning or either of the Tribes;

                          (iii) the death, resignation or disability of Daly or
                  any other key employee of MRD, to the extent such death, resignation or disability prevents MRD from performing its day-to-day project management duties and obligations under the Participation Agreement, this Agreement, the Member Control Agreement of the Corning Joint Venture or any of the Project Contracts; and, if such key employee is not Daly, he or she is not replaced within sixty (60) days following the event in question;

                          (iv) intentional misconduct of Daly or MRD that
                  unreasonably threatens or jeopardizes the continued payment or performance by either of the Tribes of its obligations under its Project Contracts, if such misconduct is not cured, before or following written notice from Lakes Cloverdale or Lakes Corning, within thirty (30) days or such lesser time as may be necessary to avoid any interruption of such continued payments or performance by either of the Tribes (the "MRD Cure Period");

                           (v) any fraud or dishonesty of MRD or Daly with
                  respect to the Company, the Corning Joint Venture or either of the Projects, that does or could have a material adverse effect on such company or such Project;

                           (vi) a material breach of the Participation
                  Agreement, this Agreement or the Member Control Agreement of the Corning Joint Venture by MRD that does or could deprive LGR, Lakes Cloverdale or Lakes Corning of a significant benefit under the Participation Agreement, this Agreement or such Member Control Agreement, if such breach is not cured before the end of the MRD Cure period; or

                           (vii) the substantial failure or refusal by MRD to
                  perform any of its obligations under the Participation Agreement, this Agreement or the Member Control Agreement of the Corning Joint Venture, including without limitation MRD's management obligations thereunder, if such failure or refusal has or could have a material adverse effect on LGR, Lakes Cloverdale, Lakes Corning or either of the Projects, or is or could constitute a material breach of any agreement to which the Company or the Corning Joint Venture is a party, and such refusal or failure is not cured before the end of the MRD Cure Period.

                  Within sixty (60) days following the occurrence of an MRD Event of Default, after taking into account any extension of a cure period during mediation pursuant to Section 16.13, Lakes Cloverdale, notwithstanding any other provision of the Participation Agreement, this Agreement, any related loan and security documents, the Member Control Agreement of the Corning Joint Venture, or any other Additional Transaction Documents (as defined in the Participation Agreement), may unilaterally terminate the management positions of Daly, MRD and its other representatives (including without limitation, their positions as Governors and Managers) with respect to either or both of the Company or the Corning Joint Venture, by giving MRD a written notice of such MRD Event of Default; and may thereafter proceed to redeem MRD's equity interests in either or both of the Company or the Corning Joint Venture under Section 13 and the corresponding provision of the Member Control Agreement of the Corning Joint Venture.

                  (b) Lakes Event of Default; Termination of Lakes Cloverdale from Projects. The occurrence of any of the following events shall be considered a "Lakes Event of Default" under this Agreement:

                           (i) any failure by LGR, Lakes Cloverdale or Lakes
                  Corning to provide any material amount of funding under any of their lending commitments under the Participation Agreement if such failure is not cured, before or following written notice from MRD, within either thirty (30) days or such lesser time as may be necessary to prevent MRD, the Company or the Corning Joint Venture from defaulting in any material financial obligation that was to have been met with such funding (the "Lakes Cure Period");

                           (ii) the conviction of LGR, Lakes Cloverdale of Lakes
                  Corning of criminal misconduct directly relating to gaming activities or related to the relationship of LGR, Lakes Cloverdale or Lakes Corning with MRD;

                           (iii) intentional misconduct of LGR, Lakes Cloverdale
                  or Lakes Corning that unreasonably threatens or jeopardizes the continued payment by either of the Tribes of its obligations under its Project Contracts, if such misconduct is not cured before the end of the Lakes Cure Period; or

                           (iv) a material breach by LGR, Lakes Cloverdale or
                  Lakes Corning of the Participation Agreement, this Agreement or the Member Control Agreement of the Corning Company that deprives MRD of a significant benefit under the Participation Agreement, this Agreement or such Member Control Agreement, if such breach is not cured before the end of the Lakes Cure Period.

                  Within sixty (60) days following the occurrence of a Lakes Event of Default, MRD may cause either the Company or the Corning Joint Venture to suspend any payment obligations to Lakes Cloverdale or Lakes Corning until MRD obtains an alternate investor to replace Lakes Cloverdale and/or Lakes Corning, by giving Lakes

          Cloverdale and, if applicable, Lakes Corning a written notice of such Lakes Event of Default; provided, however, that if an alternative investor has not been found within ninety (90) days, Lakes Cloverdale and Lakes Corning may require any suspended payments to recommence until such time as MRD obtains an alternative investor to replace Lakes Cloverdale and Lakes Corning. MRD's exercise of this option shall not relieve LGR, Lakes Cloverdale or Lakes Corning of any obligation to continue providing any previously agreed funding during that period unless and until MRD notifies Lakes Cloverdale and, if applicable, Lakes Corning that MRD has obtained an alternate investor. Once MRD obtains an alternate investor, MRD shall relieve LGR, Lakes Cloverdale and, if applicable, Lakes Corning of any further financing obligations, and MRD shall, at its option, either prepay Lakes Cloverdale the unpaid balance on any or all outstanding notes for prior financing to MRD, the Company and the Corning Joint Venture under the Participation Agreement, or bring current all payments owed to Lakes Cloverdale and Lakes Corning with respect to such financing, and continue meeting those obligations in accordance with the terms of the note obligations to Lakes Cloverdale and Lakes Corning. MRD may also thereafter proceed to cause the redemption of Lakes Cloverdale's Interest in the Company under Section 13, and/or Lakes Corning's equity interest in the Corning Joint Venture under the corresponding provision of the Member Control Agreement of the Corning Joint Venture.

         6.7 Transferee Succeeds to Transferor's Capital Account. If any Member Transfers all or a part of its Financial Rights in the Company, whether or not such Transfer is permitted under Article 12, any transferee from the Member shall succeed to the Capital Account (including any remaining Capital Contributions) of the transferor Member to the extent of the Interest Transferred, in accordance with Regulations Section 1.704-1(b)(2)(iv)(1).

                                    ARTICLE 7
                                   ALLOCATIONS

         7.1 Definitions of Profits and Losses. "Profits" and "Losses," respectively, shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss (as the case may be) for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                  (a) any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 7.1 shall be added to such taxable income or loss;

                  (b) any nondeductible expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 7.1, shall be subtracted from such taxable income or loss;

                  (c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 6.1(e)(ii) or Section 6.1(e)(iii), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (d) gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Property disposed of, notwithstanding that the adjusted tax basis of such Company Property differs from its Gross Asset Value;

                  (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with Section 6.1(d);

                  (f) to the extent an adjustment to the adjusted tax basis of any Company Property pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (g) Notwithstanding any other provisions of this Section 7.1, any items that are specially allocated pursuant to Section 7.5 or
         Section 7.6 shall not be taken into account in computing Profits or Losses.

         The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 7.5 and 7.6 shall be determined by applying rules analogous to those set forth in Sections 7.1(a) through 7.1(f) above.

         7.2 Allocation of Profits. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Profits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members and their Capital Accounts shall be increased in accordance with Section 6.1(b), ratably in proportion to their Percentage Interests, subject to any reallocation of Lakes Cloverdale's share of Profits as Opening Bonuses due MRD pursuant to Sections 7.9 and 8.2(b).

         7.3 Allocation of Losses. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Losses, deductions and credits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members and their Capital Accounts shall be reduced in accordance with Section 6.1(b), ratably in proportion to their Percentage Interests.

         7.4 Pro-ration of Allocations. All Profits, Losses, deductions and credits for a Fiscal Year allocable with respect to any Member whose Interest may have been Transferred, forfeited, reduced or changed during such year shall be allocated based upon the varying Interests of the Members throughout the year. The precise manner in which such allocation shall be made shall be determined by the Board and shall be a manner of allocation permitted to be used for Federal income tax purposes under the Code.

         7.5 Special Allocations. Notwithstanding anything to the contrary in this Article 7, the following special allocations shall be made in the following order:


                  (a) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Property pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of the Member's Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Percentage Interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations
         Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (b) Minimum Gain Charge-back. "Partnership Minimum Gain" within the meaning of Regulations Section 1.704-2(b)(2) means an amount of gain that would be realized by the Company on the disposition of Company property subject to nonrecourse indebtedness (within the meaning of Regulation Section 1.704-2(b)(3)), equal to the amount by which such nonrecourse indebtedness exceeds the adjusted tax basis (or book value, if the property has been properly entered on the books of the Company at a value different from its then adjusted tax basis) of such property. If for any Fiscal Year, there is a net decrease in Partnership Minimum Gain, each Member shall be allocated items of Company income and gain in accordance with Regulations Section 1.704-2(f)(1) (a "Minimum Gain Charge-back") for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of such net decrease of Partnership Minimum Gain. For this purpose, a Member's share of the net decrease in Partnership Minimum Gain shall be determined under Regulations Section 1.704-2(g)(2). This paragraph is intended to comply with Regulations Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. If any Member at any time unexpectedly receives any adjustment, allocation or Distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and if such adjustment, allocation or Distribution results in a negative balance in such Member's Capital Account in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement or the LLC Act and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1)(ii) and 1.704- 2(i)(5), then items of Company income and gain shall be specially allocated to such Member so as to eliminate, to the extent required by Regulations Section 1.704-1(b)(2)(ii)(d), such negative balance in his or her Capital Account as quickly as possible.

                  (d) Gross Income Allocation. If any Member would have a negative balance in its Capital Account at the end of any Fiscal Year in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income (including gross income) in the amount of such excess as quickly as possible.

                  (e) Allocations Relating to Taxable Issuance of Interests. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an Interest by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Members if the Issuance Items had not been realized.

         7.6 Curative Allocations. The allocations set forth in paragraphs (a) through (d) of Section 7.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.6. Therefore, notwithstanding any other provision of this Article 7 (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner the Board determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 7.2,
7.3 and 7.5(e).

         7.7 Other Allocation Rules.

                  (a) For purposes of determining the Profits, Losses or any other items allocable to any period, those Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any permissible method under Code section 706 and the Regulations thereunder.

                  (b) The Members are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this Article 7 in reporting their shares of Company Profit and Loss for income tax purposes.

                  (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations, the Members' interests in Company Profits are in proportion to their Percentage Interests.

         7.8 Tax Allocations under Code Section 704(c). In accordance with Code section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 6.1(e)(i).

         In the event the Gross Asset Value of any Company Property is adjusted pursuant to Section 6.1(e)(ii), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code section 704(c) and the Regulations thereunder. Such allocation shall be made in accordance with the remedial method described by Regulations Section 1.704-3(d).

         Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.8 are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

         7.9 Special Fee Allocation. If any Overhead Fee or Opening Bonus (as those terms are defined in Sections 8.1 and 8.2), or any other fee or other amount payable to a Member, is determined for income tax purposes to be a payment to such Member of a distributive share of Company income or gain (rather than being a fee or expenditure in the nature of an amount payable to a Person who is not a Member or other than in such Person's capacity as a Member), then such amount shall be treated (for income tax purposes and for purposes of determining Capital Accounts) as an allocation of gross income to such Member in the year such amount is accrued, and a Distribution in the year such amount is paid. However, the priority of payment of any such item shall be unaffected by such treatment.

                                    ARTICLE 8
                                  DISTRIBUTIONS

         8.1 Guaranteed Payments to Appointing Members.

                  (a) Overhead Fees. In consideration of the services to be provided to the Company by the Appointing Members pursuant to the Participation Agreement, and their respective overhead expenses relating to the Company, the Company shall distribute to each of the Appointing Members (without regard to the Profits, other income or Losses of the Company) a monthly "guaranteed payment" equal to $40,000 (or any greater or lesser amount that may be agreed between the Appointing Members), payable as of the first day of August, 2000 and each month thereafter until both Project Contracts have terminated, subject to the limitation and deferral provisions of the following subsections of this Section 8.1 ("Overhead Fees"); provided, however, that no such payments shall be made to a Appointing Member after an Event of Default has occurred with respect to the obligations of such Appointing Member.

                  (b) Guaranteed Payment and Advances by Lakes Cloverdale. The term "guaranteed payment" refers only to the treatment of such Overhead Fees under Code Section 707(c); and does not mean that any Member or Manager is personally liable for any such payment, except for any temporary obligation of LGR or Lakes Cloverdale (under the following subsection) to advance Overhead Fees to MRD, subject to repayments required to be made by the Company on the Cloverdale Project Companies Loan or, if applicable, the Cloverdale Project Development Loan.

                  (c) Limitations on Overhead Fees. Except as otherwise set forth below, Overhead Fees shall be paid from External Cash Flows before any of the other deductions made from External Cash Flows in the definition of Internal Cash Flows in Article 3, or any Distributions of Internal Net Cash Flows to the Members under Section 8.2. If External Net Cash Flows are insufficient to pay the entire Overhead Fees for both Lakes Cloverdale and MRD for any month during the first six (6) consecutive months for which Overhead Fees are payable, MRD's Overhead Fees shall be paid first, and any difference between External Net Cash Flows and MRD's Overhead Fees shall be paid by LGR or Lakes Cloverdale and added to the Cloverdale Project Companies Loan or, if such month begins after the Effective Date, the Cloverdale Project Development Loan.

         If, during the second six (6) consecutive months for which Overhead Fees are payable, External Net Cash Flows available for that purpose from both the Company and the Corning Joint Venture (collectively, the "Project Companies") for that month (defining External Net Cash Flows in a similar way for both companies) are insufficient for the Project Companies to pay all of the Overhead Fees otherwise due their members in any given month, the aggregate Overhead Fees payable by the Project Companies to their members shall be limited to partial payments that are equal to the greater of $30,000 or the External Net Cash Flows available for that purpose from both of the Project Companies for that month, with the remainder of the unpaid Overhead Fees for that month to be forfeited. If Overhead Fees payable by both of the Project Companies are limited hereunder to $30,000 for any month, such amount shall be payable first by the Project Companies from their External Net Cash Flows available for that purpose (in proportion to such External Net Cash Flows, unless only one of them has External Net Cash Flows) and, secondly, one-half of the balance, if any, shall be payable by each of the Project Companies, such balance to be funded (to the extent necessary) by Project Development Loans to the Project Companies.

                  If, at any time after such twelve (12) month period, External Net Cash Flows available for that purpose from both Project Companies for that month are insufficient for the Project Companies to pay all of the Overhead Fees otherwise due their members in any given month, the Overhead Fees payable by the Project Companies to their members shall be limited to partial payments that are equal to their External Net Cash Flows available for that purpose, with the remainder of the unpaid Overhead Fees for that month to be forfeited.


                  Notwithstanding the foregoing, upon the occurrence of any payment default under the MRD Loans, the Project Companies Loan or any Project Development Loan (as those loans are defined in the Participation Agreement), then any Overhead Fees or other amounts thereafter payable to MRD by the Company shall be paid by the Company to Lakes Cloverdale as payment on such loans until the payment defaults have been cured.

                  Payment of the Overhead Fees due Lakes Cloverdale shall commence at the same time as those due MRD. The Overhead Fees due Lakes Cloverdale shall be paid after all Overhead Fees due MRD are paid and only to the extent that External Net Cash Flows are available. All unpaid Overhead Fees due Lakes Cloverdale shall be paid before any further Distributions of Internal Net Cash Flows are made under Section 8.2.

         8.2 Other Distributions. The following other Distributions shall be made to Members,but only to the extent such a Distribution is legally permitted:

                  (a) Internal Net Cash Flows. Distributions of Internal Net Cash Flows, if any, shall be made as of the end of each month, and before the end of the next month, to the Members in proportion to their Percentage Interests, except as otherwise provided in the following paragraph, but only to the extent such Distributions are legally permitted.

                  (b) Opening Bonuses. Lakes Cloverdale agrees that a portion of its share of any Distributions of Internal Net Cash Flows shall be payable to MRD as bonus payments in the following amounts: (a) $500,000 after the opening of the temporary gaming facility for the Cloverdale Project; and (b) $1,000,000 after the opening of the permanent casino for the Cloverdale Project; provided, however, that these bonus payments shall be paid to MRD only when and to the extent Lakes Cloverdale's share of Internal Net Cash Flows is sufficient to pay such amounts to MRD, after deducting any portion of such share that must be used by Lakes Cloverdale to pay its 50% share of the payments due under the Consulting Note (as defined in part B of the Introduction to this Agreement) to the former owner of the Predecessor Company, as required by the Participation Agreement. If Lakes Cloverdale's share of Internal Net Cash Flows is insufficient to pay the entire bonus amount in a single month, the unpaid balance shall be paid from Lakes Cloverdale's share of Internal Net Cash Flows in subsequent months.

                  (c) Excess Cash. Except as otherwise provided in the following paragraph, if and to the extent the Company has any excess cash on hand that is not distributable as Internal Net Cash Flows, not committed to payments that are deductions from External Net Cash Flows or Internal Net Cash Flows, nor currently included in a cash reserve reasonably determined in good faith by the Board for other Company expenses, debt payments, capital improvements, replacements and contingencies, then Distributions of such excess cash shall be made from time to time, but no less frequently than annually, to the Members in proportion to their Percentage Interests.

                  (d) Sale of Substantially All Company Property. Distribution of any net proceeds upon the sale, exchange or other disposition of all or substantially all of the Company Property shall be made in accordance with Section 15.3.


                                    ARTICLE 9
                      MANAGEMENT AND OPERATION OF BUSINESS

         9.1 Management and Control of the Company. The Appointing Members shall appoint the Board, and Governors shall be removed or replaced, all pursuant to
Article 10 and the Bylaws. Except as otherwise provided in this Agreement, the Board shall have the sole and exclusive control of the conduct, operations and management of the business of the Company, subject to the results of any mediation or arbitration required under Section 9.6 in event of a deadlock of the Board. The Board shall manage the affairs of the Company in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and the business of the Company.

         The Board shall carry out its duties through a Chief Manager, a Manager acting as Treasurer and such other Managers as it shall deem necessary or desirable. The Managers shall be elected and removed by the Board, and their duties shall be established by the Board, all as provided in the Bylaws.

         The Board and the Managers shall devote such of their time as the Board deems necessary to the management of the business of the Company.

         9.2 Authority of Board. The Board shall have all necessary powers to carry out the purposes and business of the Company, including without limitation the power to delegate appropriate authority to the Company's Managers; provided, however, that the Managers shall at all times remain subject to the supervision of the Board. Without limiting the foregoing, in addition to any other rights and powers that the Board may possess, the Board shall have all specific rights and powers required or appropriate in the management of the business of the Company, and only the Board shall have these rights and powers, including the following, any of which may be exercised only in furtherance of the purposes set forth in Article 4, as amended from time to time:

                  (a) To acquire, own, hold and dispose of items of the Company Property, any interest therein or appurtenant thereto, whether real, personal or mixed, including the purchase, lease, development, improvement, maintenance, exchange, trade or sale of any Company Property at such price, rental or amount for cash, securities or other property and upon such other terms as the Board, in its sole discretion, may deem to be in the best interest of the Company, but limited to the extent set forth in Section 9.3;

                  (b) To the extent of Company assets, to prosecute, defend, settle or compromise actions or claims at law or in equity at the Company's expense as may be necessary or proper to enforce or protect the Company's interests; and to satisfy any judgment, decree, decision or settlement of any such suit or claim; first, out of any insurance proceeds available therefor, and next, out of the Company's assets and income;

                  (c) To enter into and carry out contracts and agreements and to do and perform all such other things as may be in furtherance of Company purposes; and to cause the Managers to execute, acknowledge and deliver any and all instruments that may be deemed necessary or convenient to effect the foregoing;

                  (d) To acquire and enter into any contract of insurance that the Board may deem necessary and proper for the protection of the Company or for any purpose beneficial to the Company;

                  (e) To employ, engage or retain, at the expense of the Company, such Persons to perform such services as the Board may deem necessary or advisable for the efficient operation of the business of the Company and to pay to such Persons such compensation as the Board shall determine; provided, however, that such compensation is at the then prevailing rate for the type of services and materials provided;

                  (f) To cause the Managers to execute and deliver on behalf of the Company, leases, contracts or agreements of any nature and any or all instruments necessary or desirable to effectuate the foregoing powers; and

                  (g) To accept and value the Capital Contributions made to the Company by Members pursuant to this Agreement.

         9.3 Restrictions on Authority of Board. In addition to other acts expressly prohibited or restricted by this Agreement or by law, the Board shall have no authority to act on behalf of the Company and is expressly prohibited from the following:

                  (a) Doing any act in contravention of this Agreement;

                  (b) Doing any act that would make it impossible to carry on the ordinary business of the Company, other than as permitted in this Agreement;

                  (c) Seizing Company Property or assigning the rights of the Company and specific Company Property for other than a Company purpose;

                  (d) Admitting any Person as a Member except as provided in this Agreement;

                  (e) Performing any act (other than an act required by this Agreement or an act taken in good faith or in reliance upon counsel's opinion) that would, at the time such act occurred, subject any Member to liability as a general partner in any jurisdiction;

                  (f) Selling, exchanging or otherwise disposing of all or substantially all of the Company's assets; or

                  (g) Taking any action that, in the prudent exercise of business discretion, could reasonably be expected to have a material adverse effect on the Company or the assets or operations thereof.

         All such actions shall require the approving vote of Members holding at least two-thirds of the Voting Interests or such larger proportion of the Voting Interests or other Interests as may be required by the LLC Act or another provision of this Agreement in a particular case; including in any event, however, the approving vote of the Board.

         9.4 Obligations of the Board. In addition to the obligations expressly provided by law or this Agreement, the Board, to the extent of Company assets, shall:

                  (a) Perform or cause the Managers to perform all acts necessary or desirable, with respect to the purposes of the Company, to lease, sublease and operate any real estate acquired by the Company;

                  (b) Cause to be filed and published all certificates, statements and other instruments required by law for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

                  (c) Cause the Company to prepare or have prepared all financial and tax statements and reports required under Article 11; and

                  (d) Cause the Company to keep the Required Records at its principal office.

         9.5 Reimbursement of Expenses. The Members, the Governors and the Managers shall be reimbursed for all expenses incurred on behalf of the Company only to the extent approved by the Board and permitted by Section 9.8. In general, the Overhead Fees described in Section 8.1 are intended to cover all but extraordinary expenses of the Members and the Governors.

         9.6 Mediation and Arbitration in the Event of Board or Member Deadlock. If the Board is deadlocked with respect to a substantial issue involving management of the Company's affairs after negotiating in good faith for a period of at least ten (10) days and the Members are unable to break the deadlock, or if the Members are deadlocked after negotiating in good faith for a period of at least ten (10) days with respect to any substantial issue properly put to a vote of Members, the Members hereby agree that such issue shall be mediated as set forth in Section 16.13 and, if a resolution of the issue still cannot be reached, that such issue shall be arbitrated as set forth in Section 16.14.

         9.7 "Tax Matters Partner". If required by the Code, Lakes Cloverdale shall serve as

"Tax Matters Partner," as defined for Federal income tax purposes under section 6231(a)(7) of the Code, until a new Tax Matters Partner is appointed by the remaining Appointing Members.

         If on advice of counsel, the Tax Matters Partner determines that is in the best interests of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, the Tax Matters Partner is hereby authorized to commence such legal proceedings in such forum as it, on advice of counsel, determines to be appropriate. In the event the Tax Matters Partner selects a forum for appeal in which it is required to deposit a proportionate share of any disputed tax before making such appeal, it must obtain the consent of the Board and Members holding at least two-thirds of the Voting Interests. If such consent is obtained, each of the Members will be required to deposit and pay its proportionate share of such disputed tax before participating in such appeal. The Members acknowledge that such deposit under current law does not earn interest and that a failure to make such a deposit may preclude a Member from pursuing any other sort of appeal by court action.

         The Tax Matters Partner shall not be liable to any other Member for any action taken with respect to any such administrative proceeding or appeal, so long as the Tax Matters Partner is not grossly negligent or guilty of willful misconduct. Any costs paid or incurred by the Tax Matters Partner in connection with its activities in such capacity shall be reimbursed by the Company. Each Member acknowledges that any cost it may incur in connection with an audit of such Member's income tax return, including any audit relating to its investment in this Company, is such Member's sole responsibility and obligation; and neither the Company, the Board, the Managers, nor the Tax Matters Partner shall be liable to any Member for reimbursement or sharing of any such costs.

         9.8 Conflicts of Interest. Any Person, whether a Member, Manager, Governor, any of their Affiliates or otherwise, may be employed or engaged by the Board to render to the Company any services that such Person is not already required to perform hereunder or under the Participation Agreement, including, but not limited to, consulting, building, financing, constructing, leasing, property management, brokerage, accounting and legal services. If such Person is a Member or an Affiliate of a Member, then such Person must have been previously engaged in the business of rendering such services or selling or leasing such goods, independent of the Company and as an ordinary and on-going business; and such Person shall be entitled to, and shall be paid, compensation for such services to the extent permitted by the Board.

         The fact that a Member, Governor, Manager or any of their Affiliates is employed by, or is directly or indirectly interested in or connected with any Person from whom or which the Company may buy services, merchandise or other property, shall not prohibit the Board from employing such Person or from otherwise dealing with such Person to the extent permitted under the preceding paragraph.

         9.9 Other Activities. Any of the Members, Governors, Managers and their Affiliates may engage in, possess and acquire interests in other business ventures of any nature and description independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, brokerage and development of gaming and real estate development activities, except as otherwise provided in Section 13 of the Participation Agreement. Except in the case of any activities that violate any applicable restrictions in Section 13 of the Participation Agreement, neither the Company nor the Members shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

         9.10 Indemnification. The Company shall indemnify the Members, Governors and Managers against any loss, claim or liability incurred by any of them in connection with the business of the Company, to the greatest extent permitted by the Articles and the LLC Act. However, any amount paid to indemnify a Person shall be paid only out of Company assets; and Members shall not be liable for any amount to be paid to indemnify a Person, except to the extent of any amount of the Capital Contribution of a Member that is due and owing to the Company and remains unpaid. Neither the Company nor any Member shall have any claim against any of the Governors or Managers based upon or arising out of any act or omission of such Governor or Manager; provided, however, that such Manager or Governor acted in good faith and was not grossly negligent or guilty of willful misconduct.

         9.11 Liability Under Other Agreements. The obligations of the Members, Managers and Governors or their Affiliates, pursuant to any agreement or contract entered into in their personal capacity with the Company (whether or not such agreements are referred to herein) shall be separate and distinct from their obligations hereunder. Any default or failure of performance with respect to such separate agreements or contracts, unless otherwise specified in this Agreement, shall have the consequences provided for in such separate agreements or contracts or by applicable law and shall not constitute a breach hereunder.


                                   ARTICLE 10
                                    GOVERNORS


         10.1 Appointment and Election of Governors. The Board shall consist of two (2) individuals serving as Governors. MRD shall appoint one (1) Governor to serve on the Board and Lakes Cloverdale shall appoint one (1) Governor to serve on the Board.

         10.2 First Governors. The initial Governors appointed by each of the Appointing Members are the individuals designated in the following table opposite the Appointing Member's name, as follows:


          Appointed by Lakes Cloverdale         Appointed by MRD
                 Timothy Cope                    Matthew R. Daly


         The individual listed in the above table under the name of an Appointing Member is hereby confirmed and appointed by such Appointing Member, to hold office until their successors are appointed and qualified pursuant to this Agreement; or removed pursuant to this Agreement.

         10.3 Removal, Resignation and Replacement of Governors. The Appointing Member who appointed any Governor under this Article 10 shall have the power to remove and replace that Governor, without the consent of any other Member. Any Governor may resign at any time by giving written notice to the Board and each Member appointing the Governor. In the event of an MRD Event of Default, Lakes Cloverdale may remove any Governor appointed by MRD, pursuant to Section 6.6(a); and thereafter appoint such Governor's successors.


                                   ARTICLE 11
                          BOOKS OF ACCOUNT AND REPORTS


         11.1 Books of Account. The Board shall cause to be kept complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles as set forth in Section 11.2. The books and records of the Company shall be closed and balanced as of the end of each Fiscal Year. The books of account and other records of the Company shall at all times be kept at the place of business of the Company. Each of the Members and Governors shall have access to and may inspect and copy any of such books and records at all reasonable times.

         11.2 Accounting Practices. The books of account of the Company shall be kept on the cash or accrual basis, as determined by the Board and consistent with the applicable requirements of the Code, according to generally accepted accounting principles consistently applied. Such principles shall be applied by the Board upon the advice of the Company's accountants. The Board shall have the authority to designate and retain a firm of independent certified public accountants to assist in the maintenance and preparation of such books, records and reports as the Board deems desirable and, if requested by either of the Appointing Members, to review or audit such books and records and the annual financial statements of the Company.

         11.3 Bank Accounts. The Company shall maintain bank accounts in such bank or banks as may be selected by the Board. All withdrawals from such bank accounts shall be made by check or other instrument, signed by such Person or Persons as the Board may designate.

         11.4 Reports to Members. Not later than seven (7) days after the end of each month and the end of each Fiscal Year of the Company, the Chief Manager shall caused to be delivered to the Board and each Member a report of the business and operations of the Company during such month, which report shall constitute the accounting of the Board to the Members for such month and such Fiscal Year. The report shall contain financial statements, including statements of assets and liabilities, income and expenses, Members' equity and Distributions, changes in financial position, External Net Cash Flows, Internal Net Cash Flows, Overhead Fees, comparisons of actual results to budgets determined pursuant to the Participation Agreement, and the amount and nature of any other compensation paid to the Members, Governors, Managers or their Affiliates during the period, including a description of the services performed in relation thereto; and shall otherwise be in such form and have such content as the Board and each Appointing Member deems proper. Such report shall state income and receipts from every source, including net gains from disposition or sale of Company assets.

         11.5 Partnership Tax Status and Information. The Members acknowledge that the Company will be treated as a "partnership" for income tax purposes.

         Not later than seventy-five (75) days after the end of each Fiscal Year of the Company, the Manager acting as Treasurer shall cause to be delivered to each Person who was a Member at any time during such Fiscal Year, a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Person's Federal, state and local income tax (or information) returns, including a statement showing such Person's share of income, gain or loss and credits for such Fiscal Year, as determined for Federal, state and local income tax purposes.

         In addition, the Chief Manager shall from time to time cause to be delivered to each Member adequate information relating to the Company's operations to enable each Member to complete and file all Federal, state and local estimated tax returns for which the Member may be liable.

         11.6 Tax Basis Elections. In the event of a Transfer or a repurchase by the Company or Distribution of Company Property by the Company in exchange for all or part of the Interest of any Member, the Company may elect, pursuant to
Section 754 of the Code (or any successor provision), to adjust the basis of the assets of the Company. Such election must be agreed to by Members holding at least two-thirds of the Voting Interests.

                                   ARTICLE 12
                RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS

         12.1 General Restriction. Except to the limited extent permitted under this Article 12, no part of a Member's Interest may be Transferred during lifetime or at death, whether voluntarily or involuntarily, and whether with or without consideration; nor may a Member enter into a binding agreement to Transfer all or any part of the Member's Interest. Any Transfer or attempted Transfer of all or any portion of an Interest in violation of this Agreement shall nevertheless be subject to the applicable purchase options and rights of
Article 13. The Required Records and other appropriate records of the Company shall be noted to prevent the Transfer of Interests except in accordance with this Article 12 and Article 13.

         12.2 Permitted Transfers. The following Transfers are permitted to the extent provided in this Section 12.2 (a "Permitted Transfer"); provided, however, that any such Transfer and the parties thereto comply with all of the applicable conditions pertaining to Permitted Transfers under this Article 12:


              (a) All of any portion of a Member's Interest may be Transferred to the extent permitted by Section 12.3, but only if any consent required for such Transfer is obtained pursuant to Section 12.3.

              (b) Subject to Section 12.4, Lakes Cloverdale may Transfer all or any portion of its Interest to any wholly-owned direct or indirect subsidiary of LGR (which subsidiary shall then be bound by all of the terms, conditions, guaranties and representations contained in the Participation Agreement and applicable to LGR); provided, however, that LGR shall retain the responsibility for providing all financing required of LGR under the Participation Agreement, and LGR shall have guaranteed the performance of any such subsidiary to which such Interest may be assigned, with respect to the provision of such financing.


                  (c) Subject to Section 12.4, MRD may grant a collateral security interest in MRD's Financial Rights and Governance Rights to any subsidiary of LGR to which the Interest of Lakes Cloverdale may be Transferred pursuant to the preceding paragraph (b) of this Section 12.2), to the extent permitted or required by the Participation Agreement.

                  (d) Either Appointing Member may Transfer all or any portion of its Interest to the other Appointing Member.

                  (e) All or any portion of a Member's Interest may be Transferred to the extent permitted under Section 13.7, if the proposed or attempted Transfer is subject to a purchase option under Article 13; and neither the Company nor any of the Members purchase the Interest pursuant to Article 13.

         12.3 Consent to Certain Transfers.

                  (a) Consent Required for Transfer of Governance Rights. Subject to Section 12.4, a Member's Governance Rights may be Transferred, in whole or in part, only if: (i) all the Appointing Members, other than the Member seeking to make the Transfer, approve the Transfer by unanimous written consent, which consent may be granted or withheld, as the remaining Appointing Members may determine in their sole discretion; and (ii) the assignee executes this Agreement, as amended to reflect such assignee's interest in the Company, and any other instrument or instruments that the Board may reasonably deem necessary or desirable to effect such Transfer. Notwithstanding the prior sentence, no consent is required for a Transfer pursuant to
         Section 13.7. If the Company has no Appointing Members, such consent may be given by Members holding at least two-thirds of the Voting Interests, excluding the Member seeking to make the Transfer.

                  (b) Consent Required for Transfer of Financial Rights. The consent rules of the preceding paragraph (a) shall also apply to any Transfer of a Member's Financial Rights, except that such consent may not be unreasonably withheld or conditioned or unduly delayed. If a Member obtains the foregoing consent and Transfers all or any portion of the Member's Financial Rights, the transferee shall thereafter continue to be subject to all of the terms and conditions of this Agreement; and any foreclosure of Financial Rights so Transferred as collateral security for a debt of a Member shall be subject to Section
         12.2 and Article 13.

                  (c) Request for Consent. Any Member desiring to Transfer, in whole or in part, any Financial or Governance Rights pursuant to this Section 12.3,shall notify the Board of such desire.

                  (d) Member Approval. In the event that the Interest sought to be Transferred requires the consent of any Member or Members other than Appointing Members, and the Board decides not to exercise the Company's purchase option under Section 13.5 (if applicable), the Board shall so notify the Members and, by special meeting called on ten (10) days' written notice, or by solicitation of signatures on ten (10) days' written notice or, if applicable, during the thirty (30) day period specified in Section 13.6, shall request in writing the decision of each Member whether or not to exercise the Members' purchase option under Section 13.6 (if applicable) and, if such decision is negative or does not apply, to grant or withhold consent pursuant to paragraph (a) or (b) of this Section 12.3, as applicable. If a Member does not grant any consent requested pursuant to Section 12.3(b), the Member shall provide to the Member requesting a Transfer of Financial Rights a written statement of the reason for that refusal.

         12.4 Conditions to Permitted Transfers. Any Permitted Transfer of all or any portion of a Member's Membership Interest under this Agreement shall be effective only if each of the following conditions is satisfied:

                  (a) Governance Rights. If the Transfer will include any Governance Rights, the Member shall Transfer all such Governance Rights, coupled with a simultaneous Transfer to the same transferee of all of the Member's Financial Rights relating to such Interest.

                  (b) Investment Representations. The Member or the proposed transferee shall provide the following documentation to the Board: (i) an opinion of counsel (whose fees and expenses shall be borne by such Member or transferee), satisfactory in form and substance to the Board, to the effect that either (1) the Transfer constitutes an exempt transaction and does not require registration under applicable securities laws, or (2) the Interest to be Transferred is duly and properly registered under all applicable securities laws; (ii) evidence satisfactory to the Board that the transferee is eligible to become a Member pursuant to this Article 12 and of the transferee's agreement to comply with and be bound by the terms of this Agreement and to execute any and all documents that the Board may deem necessary in connection with his, her or its becoming a Member; (iii) evidence satisfactory to the Board that the Transfer will not impair the ability of the Company to be taxed as a partnership for Federal income tax purposes under the Code or to take advantage of accelerated depreciation under the Code;
         (iv) representations in form and substance satisfactory to the Board that the transferee is acquiring the Interest for his, her or its own account for investment and not with a view to the distribution thereof; and (v) a written agreement signed by the transferee that the Interest being acquired will in no event be resold unless properly registered under all applicable securities laws or exempt therefrom.

                  (c) Other Documents and Expenses. As a condition to admission as a

         Member, any transferee of all or part of the Interest of any Member, or the legatee or distributee of all or any part of the Interest of any Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Board, as the Board shall reasonably deem necessary or advisable to effect such admission and to confirm the agreement of the Person being admitted as such Member to be bound by all the terms and provisions of this Agreement. Such transferee, legatee or distributee shall also pay all reasonable expenses in connection with such admission as a Member, including, but not limited to, legal fees and costs of the preparation of any amendment to this Member Control Agreement that the Board finds to be reasonably necessary or desirable in connection therewith.

                  (d) Effective Date of Transfer. All Transfers of Interests occurring during any month shall be deemed effected on the first day of the month next following the month in which the Transfer occurs.

         12.5 Acquit Company. In the absence of written notice to the Company of any Transfer of a Membership Interest, any payment by the Company to the transferring Member or his or its executors, administrators or representatives shall acquit the Company of liability, to the extent of such payment, to any other Person who may have an interest in such payment by reason of a Transfer by the Member or by reason of such Member's death or otherwise.

         12.6 Prohibition of Involuntary Transfers. Except as expressly permitted by the LLC Act, a Member's Governance Rights shall not be subject to involuntary Transfer (as that term is defined in Article 13), by operation of law or otherwise, and any attempted involuntary Transfer shall be void and of no effect. If such a Transfer is attempted, whether or not permitted by applicable law, the affected portion of the Member's Interest shall thereupon be subject to the options and rights of first refusal set forth in Article 13.


         If all or any portion of a Member's Financial Rights are the subject of a foreclosure of pledge or an involuntary Transfer (as those terms are defined in Article 13), or if the Member becomes insolvent (as that term is defined in
Article 13), the affected portion of the Member's Financial Rights shall thereupon be subject to the options and rights of first refusal set forth in
Article 13.

         12.7 Effect of Attempts to Make Prohibited Transfers. Any purported Transfer (of all or any portion of an Interest) that is not permitted under this
Article 12 shall be null and void and of no force or effect whatever; provided, however, that, if the Company is required by applicable law to recognize a Transfer that is not so permitted (or if the Board, in its sole discretion, elects to recognize a Transfer that is not so permitted), the Transferred Interest shall be strictly limited to the transferor's Financial Rights as provided by this Agreement with respect to the Transferred Interest, which may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

         In the case of a Transfer or attempted Transfer of an Interest that is not permitted hereunder, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity required hereby.

         12.8 Limited Rights of Unadmitted Transferees. A Person who acquires any part of an Interest, but is not admitted as a substitute Member: (a) shall be subject to the restrictions of Section 12.1, (b) shall be entitled only to Profit and Loss allocations and Distributions with respect to such Interest in accordance with this Agreement, (c) shall have no right to any information or accounting of the affairs of the Company, (d) shall not be entitled to inspect the books or records of the Company, (e) shall not be entitled to exercise any Governance Rights and (f) shall not have any of the other rights of a Member under the LLC Act or this Agreement.


                                   ARTICLE 13
                          RIGHTS, OPTIONS AND VALUATION
                  RESULTING FROM TRANSFERS OR EVENTS OF DEFAULT


         13.1 Definitions. Wherever used in this Article 13, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

              (a) "Affected Interests" shall mean any of the following:

                  (i) all or any portion of a Member's Financial Rights
              Transferred (including proposed or attempted Transfers) by any Person in violation of this Agreement;

                  (ii) a Member's entire Membership Interest in the event of either (A) a Transfer (including a proposed or attempted Transfer) by any Person of all or any portion of the Member's Governance Rights in violation of this Agreement; or (B) a termination of the Member's membership in the Company, unless a dissolution of the Company occurs in connection with such termination; or

                  (iii) a Member's entire Membership Interest in the event such
              Interest becomes subject to the right of the Company or any other Member to purchase such Interest under this Article 13 for any other reason.

              (b) "Transferring Holder" shall mean any of the following Persons:
         (i) a Member whose Affected Interest is being terminated or is the subject of any other event that caused such Interest to become an Affected Interest; (ii) any non-Member transferee holding an Affected Interest as a result of a Transfer or attempted Transfer that made it an Affected Interest; and (iii) any legal representative of either.

         Additional definitions used in this Article 13 are set forth below.

         13.2 Events Creating Option To Buy. If any of the following events occurs or is attempted or proposed, the Company and the Members shall have the option and the right to buy the Affected Interest of the Transferring Holder and that Transferring Holder shall be obligated to sell the Affected Interest pursuant to the terms and conditions of this Article 13:

              (a) "Death" The death of any Member who is an individual.

              (b) "Event of Default Termination." If an Appointing Member elects to terminate the Participation Agreement pursuant to Section 6.6 upon an Event of Default with respect to the other Appointing Member, the defaulting Member's Interest shall become an Affected Interest as provided in Section 6.6 and the holder thereof shall become a Transferring Holder obligated to sell such Affected Interest pursuant to the applicable terms and conditions of this Article 13.

              (c) "Foreclosure of Pledge." Foreclosure of a pledge shall occur if (i) any Person attempts to gain absolute rights to an Affected Interest as a result of default under a security interest, whether pursuant to the Uniform Commercial Code or otherwise and regardless of whether the security interest is termed as a pledge, collateral, a conditional assignment, an outright assignment, or in any equivalent manner, and regardless of whether the security interest is perfected; (ii) an agreement is entered into to do any of the foregoing except as permitted by Section 12.2; or (iii) the foreclosure is otherwise treated under applicable law as a repossession, cancellation, enforcement, foreclosure or similar action.

              (d) "Gaming Rights Purchase Option." If an Appointing Member becomes entitled to purchase the Interest of any Member under Section 5.5, the Interest subject to such purchase options shall be an Affected Interest and the holder thereof shall become a Transferring Holder obligated to sell such Affected Interest pursuant to the applicable terms and conditions of this Article 13.

              (e) "Insolvency." A Transferring Holder shall be considered insolvent upon filing a petition for Voluntary Bankruptcy or being the subject of a petition for Involuntary Bankruptcy (which involuntary petition is not dismissed within ninety (90) days of filing), or if a receiver, whether permanent or temporary, of a Transferring Holder's property or any part thereof, shall be appointed by a court of competent authority, or if a Transferring Holder shall make a general assignment for the benefit of creditors, or if any material judgment against a Transferring Holder remains unsatisfied or unbonded of record for thirty
     (30) days or longer.

              (f) "Involuntary Transfer." An involuntary Transfer shall occur if any Person attempts to gain absolute rights to an Affected Interest by any of the following means (other than the foreclosure of a pledge as described above): (i) sale pursuant to a levy of execution; (ii) garnishment; (iii) attachment; (iv) property division or settlement in a marriage dissolution proceeding; (v) the dissolution of a Member that is a corporation, partnership, limited liability company, trust or other business entity or (vi) other legal process, including without limitation Bankruptcy or receivership proceedings, that is intended to Transfer the Affected Interest.

                  (g) "Voluntary Transfer." A voluntary Transfer shall occur if
         (i) an Affected Interest is sold, exchanged, pledged, encumbered, given, gifted or otherwise voluntarily Transferred, with or without full consideration; or (ii) an agreement is entered into to do any of the foregoing; provided, however, that if a Transfer is permitted by
         Section 12.2, the Transfer shall not be an event creating an immediate option to buy the Affected Interest.

                  (h) "Withdrawal." A withdrawal shall occur if a Member resigns or otherwise declares in writing an intention to withdraw from active participation, including without limitation any withdrawal prohibited by Section 5.4.

         13.3 Right to Require Company Purchase after Event of Default. If an Appointing Member terminates the Participation Agreement pursuant to Section 6.6 upon an Event of Default with respect to the other Appointing Member (the "Defaulting Member"), then either of the Appointing Members (an "Electing Member") may elect to require the Company to purchase the entire Affected Interest of the Defaulting Member, unless the non-defaulting Appointing Member purchases the entire Affected Interest pursuant to Section 13.6. Any such election shall be made in a written notice delivered by the Electing Member to the other Appointing Member within thirty (30) days after the notice of such termination is given pursuant to Section 6.6. If such an election is made and the non-defaulting Appointing Member does not purchase the Affected Interest, the Company shall purchase and the Defaulting Member (who shall thereupon become a Transferring Holder) shall sell the entire Affected Interest of such Transferring Holder to the Company, pursuant to the applicable terms and conditions of this Agreement.

         Under no other circumstances shall the Company or any Member be required to purchase any part of the Interest of any Member, except as may be expressly required by the LLC Act or upon the exercise of an option to purchase such Interest pursuant to this Article 13.

         13.4 Notices To Company and Members. Except as otherwise provided below, each Transferring Holder shall give written notice to the Company and to the other Members within thirty (30) days after any event described in Section
13.2. If an Appointing Member gives a notice of its election to require the Company to purchase an Affected Interest pursuant to Section 13.3, that Member shall also give a copy of that notice to the Company at the same time. Any such notice sent to the Company shall be directed to a Manager who is not employed by the Transferring Holder, at the Company's office where such Manager receives mail. Such Manager shall also send a copy of each such notice to each Member who did not send the original notice, at the most recent address reflected on the Company's Required Records or such other address as the Manager giving notice has reason to know is more current. If the Transferring Holder or another Member required to give any such notice fails or refuses to give such notice, the Company or any other Member may do so as soon as it has the information required to be given in such notice.

     Each such notice shall contain the following information:

              (a) Notice of Death. Any notice of death shall state the date of death and give the name and address of the personal representative, if one has been appointed, or the proposed personal representative if known. A copy of the order appointing the personal representative, if any, shall be attached to the notice.

              (b) Notice of Event of Default Termination. Any notice of a termination of the Participation Agreement upon an Event of Default shall be given by the Appointing Member who determines that such Event of Default has occurred with respect to the other Appointing Member. Any such notice shall be given at the time provided in Section 6.6, shall set forth the facts alleged to constitute the Event of Default and shall state the sender's intention to terminate the Participation Agreement.

              (c) Notice of Election of Mandatory Purchase. Any notice of an election by an Appointing Member to require a mandatory purchase under
     Section 13.3 shall state such intention.

              (d) Notice of Foreclosure of Pledge. The notice of foreclosure of pledge of an Affected Interest shall identify to whom the Member pledged the Affected Interest, a description of the Affected Interest, the reason for the foreclosure, and shall identify all material terms of the pledge agreement and the foreclosure. A copy of all agreements and documents relating to the pledge shall be attached to the notice.

              (e) Notice of Gaming Rights Purchase Option. If an Appointing Member becomes entitled to purchase the Interest of any other Member under
     Section 5.5, the notice provisions of Section 5.5 shall apply.

              (f) Notice of Insolvency. Any notice of insolvency shall identify the manner in which the Transferring Holder is deemed insolvent (as defined in Section 13.2) and shall identify any trustee or fiduciary appointed with regard to the Transferring Holder. A copy of any petition for bankruptcy, petition for involuntary bankruptcy, order appointing a receiver, whether permanent or temporary, order creating an assignment for the benefit of the Transferring Holder's creditors, and/or any judgment against the Transferring Holder that has remained unsatisfied or unbonded for a period of thirty (30) days or longer shall be attached to the notice.

              (g) Notice of Involuntary Transfer. Any notice of involuntary Transfer shall identify: the order, decree or directive requiring the involuntary Transfer of an Affected Interest, a description of the Affected Interest, the reason for the involuntary Transfer, and the pertinent terms of the involuntary Transfer. A copy of the relevant order, decree or directive shall be attached to the notice.

              (h) Notice of Voluntary Transfer. Any notice of voluntary Transfer shall identify the transferee to whom the Transferring Holder desires to sell, exchange or give an Affected Interest, a description of the Affected Interest and the consideration, if any, for the Transfer. The notice shall also identify all pertinent terms of the Transfer. A copy of all agreements and documents pertinent to the Transfer shall be attached to the notice.

              (i) Notice of Withdrawal. A notice of withdrawal shall identify all pertinent details a Member's withdrawal described in Section 13.2. If a Member withdraws from the Company without giving such a notice, the Board or any other Member may give such a notice to the withdrawing Member; provided, however, that the Member alleged to be withdrawing shall be permitted to continue as a Member if he, she or it demonstrates reasonable cause for the lack of participation and promptly resumes such participation.

         13.5 Company's Option To Purchase. For the period commencing upon the occurrence of an event giving rise to an option to buy, as specified in Section 13.2, and continuing thereafter until thirty (30) days after the Company's receipt of notice of the event giving rise to the option, which notice is in substantial compliance with the provisions of Section 13.4, the Company shall have the option to purchase all, but not less than all, of the Affected Interest of a Transferring Holder, which option and right to purchase are at the applicable price and according to the terms and conditions provided in this
Article 13.

         The Company may exercise its right and option to purchase by giving written notice to the Transferring Holder and to the other Members of its intention to exercise its right and option before the expiration of such thirty
(30) day period. In no event shall the Transferring Holder vote, either by its appointed Governor or as a Member, on the question of whether the Company will elect to exercise its option.

         13.6 Members' Option To Purchase. If the Company does not exercise its option to purchase as provided for in Section 13.5, then after the expiration of the thirty (30) days provided for in Section 13.5, the remaining Members of the Company shall have, for a period of thirty (30) days thereafter, the option and right to collectively purchase all, but not less than all, of the Affected Interest, which option and right to purchase are at the applicable price and according to the terms and conditions provided in this Article 13. Each Member (other than the Transferring Holder) shall have the option and right to purchase that fraction of the Affected Interest, which the Percentage Interest owned by each bears to the total Percentage Interests owned by all such other Members (excluding any Interest held by the Transferring Holder); provided, however, that any Appointing Member or Appointing Members participating in such purchase shall have the right to exclude any other Members from such purchase.

         Members shall exercise their right and option to purchase by giving written notice to the Transferring Holder and to the other Members and the Company of their intention to exercise their right and option within such thirty
(30) day period. In the event that one or more Members elect to purchase their proportionate part of the Affected Interest and one or more Members do not so elect, the electing Members shall be required to purchase that fraction of the Affected Interest not purchased by such non-electing Members, which the Percentage Interest owned by each bears to the total Percentage Interests of all such Members who have elected to exercise their option.

         13.7 Failure of Company and Members To Exercise Option. In the event that the Company does not exercise its option to purchase the Affected Interest as provided for in Section 13.5 in the time period provided therein, the Members do not exercise their option to purchase the Affected Interest pursuant to
Section 13.6 in the time period provided therein, and neither of the Appointing Members has elected to require the Company to purchase the Affected Interest pursuant to Section 13.3, then:

              (a) the Transferring Holder shall be free to retain the Financial Rights and any Governance Rights included in the Affected Interest or, if applicable, to Transfer such Financial Rights to any Person identified as a transferee in the notice given pursuant to Section 13.4, within ninety (90) days of the date of such notice;

              (b) any attempted or purported Transfer of any Governance Rights shall be disregarded as provided in Subdivision 5 of Section 322B.313 of the Act and Sections 12.7 and 12.8 of this Agreement, unless the remaining Members consent to such Transfer and admit the transferee as a new Member pursuant to Section 5.3, in which case such transferee must execute this Agreement; and

              (c) if any actual, attempted or purported Transfer giving rise to such options is found by a court of competent jurisdiction to be an event causing a dissolution of the Company under this Agreement or the Act, whether or not such Transfer is prohibited under this Agreement or the Act, then the Company shall thereupon be dissolved and liquidated pursuant to Article 15, unless its dissolution is avoided by one or more Members under Section 322B.80, clause (5), Subdivision 1 of the LLC Act.

         In the event that any proposed Transfer of the Affected Interest is not made in accordance with the notice given pursuant to Section 13.4, within ninety
(90) days of the date of such notice, and the Company is not liquidated under
Article 15 during that period, then the provisions and conditions of this Agreement (including, without limitation, Section 12.1 and this Article 13) shall continue to apply to the Affected Interest. If a proposed Transfer of the Affected Interest is completed in accordance with the notice provided given pursuant to Section 13.4, the Affected Interest and such transferee shall be subject to the provisions and conditions of this Agreement (including, without limitation, Section 12.1 and this Article 13), even if such transferee has not executed this Agreement.

         13.8 Purchase Price. Subject to the offset provisions of Section 13.9(b), in the event of a purchase of an Affected Interest pursuant to this
Article 13, the purchase price of the Affected Interest shall be equal to its fair market value, determined by agreement or appraisal as follows; provided, however, that if the event giving rise to the purchase is an Event of Default (other than the death or disability of any individual), the purchase price of the Affected Interest shall not exceed the balance of the terminated Appointing Member's Capital Account balance as of the effective date of such purchase. If the purchase of an Affected Interest pursuant to this Article 13 is due to an Event of Default solely caused by the death or disability of an individual, the purchase price of the Affected Interest shall nevertheless be its fair market value determined under this Section 13.8. The purchase price of the Affected Interest, as finally agreed or determined by appraisal or arbitration hereunder, is hereinafter referred to as the "Final Price."

              (a) Agreement. The parties to the purchase and sale shall attempt to agree upon the fair market value of the Affected Interest, within fifteen (15) days of the date of notice of exercise of the option to purchase or, if no option to purchase is exercised and an Appointing Member has elected to require a mandatory purchase pursuant to Section 13.3, within fifteen (15) days after the later of (i) the date of such mandatory purchase election or the (ii) date on which the last such purchase option expires. If the parties do not agree on a purchase price within the applicable period, they shall mediate the dispute pursuant to Section 16.13.

              (b) Appraisal. If the parties are unable to agree upon a valuation within the applicable period, including any period of mediation provided hereunder, the value of the Affected Interest shall be determined by appraisal as follows. Such parties shall first attempt to agree upon a qualified independent business appraiser (an "Appraiser"). If they are unable to do so within ten (10) days of the date of notice of exercise of the option to purchase, then the Transferring Holder shall name one Appraiser, and the acquiring party (the Company or other Members, as the case may be) shall collectively name another Appraiser. The two Appraisers shall within five (5) business days after their appointment appoint a third Appraiser who, within thirty (30) days after its appointment, shall make a determination of the fair market value of the Affected Interest, and such determination shall be final and binding on all parties to such determination in the same manner as an arbitration award under Section 16.14.

              (c) Valuation Standard. For purposes of this Agreement, the fair market value of an Affected Interest shall be the cash price that would be payable to a reasonable seller by an unrelated reasonable buyer for such Interest, taking into account all relevant facts including without limitation the present value of the Transferring Holder's share of future Overhead Fees (if any) and Internal Net Cash Flows from the Company for the remaining term of the Project Contracts, without any discount for minority Voting or Percentage Interests or any premium for majority Voting or Percentage Interests (except that an appropriate discount shall be applied if the Affected Interest does not include any Governance Rights).

         13.9 Closing Date and Terms of Purchase.


              (a) Purchaser; Closing or Expedited Closing to Protect Gaming Rights. For purposes of this Section 13.9, the Person or Persons purchasing an Affected Interest (who may be the Company, one Member or several Members) shall be collectively referred to as the "Purchaser" unless the context indicates otherwise.

              Ordinarily, in the event of any sale and purchase of an Affected Interest pursuant to the terms of this Agreement, the sale and purchase shall close on a reasonable date, at a reasonable place and at a reasonable time to be selected by the Purchaser, which shall be no later than thirty (30) days after the Final Price is determined pursuant to Section 13.8.

         However, the Members acknowledge that it is likely that, if the Purchaser is an Appointing Member who has exercised its right and option to purchase the Affected Interest pursuant to Section 5.5, such Purchaser will exercise that option to protect the ability of the Purchaser (or any of its subsidiaries or other Affiliates) to obtain or maintain a Gaming License (as defined in Section 5.5) or a contract or agreement to manage a gaming facility. Accordingly, such Purchaser may need to exercise its option and right to purchase such Affected Interest and close such purchase (an "Expedited Closing") before the Final Price of such Affected Interest is determined under Section 13.8.

         Therefore, any Purchaser under Section 5.5 shall have the right to require the Transferring Holder to assign the Affected Interest to the Purchaser pursuant to subsection (e) of this Section 13.9, at any time after the event giving rise to the option under Section 5.5, and before its Final Price is determined, by giving the Transferring Holder written notice of the Purchaser's exercise of such purchase option and its election to require an Expedited Closing. If the Purchaser elects an Expedited Closing, then (i) the Transferring Holder and the Purchaser shall complete the conveyance of the Affected Interest to the Purchaser at a closing within five (5) business days after the Transferring Holder's receipt of notice of the Expedited Closing election; (ii) the Purchaser shall pay to the Transferring Holder at such closing an amount of cash equal to the amount in the Transferring Holder's Capital Account as of the first date the Company becomes entitled to the purchase option under Section 5.5, which amount shall be deducted from the Final Price when paid by the Purchaser; (iii) the Purchaser shall pay the balance (if any) of the Final Price (less the advance payment made under the preceding clause) to the Transferring Holder pursuant to the following provisions of this Section 13.9, on a closing date within thirty (30) days after such Final Price is determined; and (iv) if the amount of any such advance payment exceeds the Final Price, the Transferring Holder shall repay the excess amount to the Purchaser on such closing date.

         (b) Offset of Final Price. Any Purchaser may offset the Final Price of an Affected Interest (or any advance payment under the preceding paragraph) by any debts due from the Transferring Holder to the Purchaser or the Company, including without limitation any actual damages (not including any consequential or punitive damages) due to (i) an Event of Default with respect to the Transferring Holder, (ii) a Transfer or attempted Transfer in violation of this Agreement, or (iii) the withdrawal of the Transferring Holder as a Member (for any reason other than the death or disability of an individual) in violation of
Section 5.4, and to the extent that such debts are due the Company and it is not the Purchaser, such offset shall be treated as a reduction of the Final Price. Any such offset may, at the election of the Purchaser, be used first to reduce amounts due at any closing under subsection (a) above, second to reduce any amount due at the closing under the following paragraph (c), and then to reduce the first payments due on any promissory note delivered under paragraph (d) below.

         (b) Cash Payment at Closing. Subject to any offset pursuant to paragraph (b) above, on the date of closing the Purchaser shall pay to the Transferring Holder an amount of cash equal to 25% of the Final Price of the Affected Interest. The remaining amount owing shall be paid to the Transferring Holder annually in three (3) equal installments together with interest at a rate equal to the applicable Federal rate in effect under Code section 1274(d) as of the closing date, commencing on the first anniversary of the closing date.

         (c) Promissory Note (or Notes) at Closing. In the case of a single Purchaser, the Purchaser shall execute a promissory note for the remaining balance of the purchase price, which note shall contain the provisions of and be in the form of that note attached hereto as EXHIBIT D.

         In the event of a purchase by more than one Purchaser, the purchasing parties shall execute separate notes for their proportionate shares of the unpaid purchase price, which notes shall be pursuant to the terms of and in the form of the note attached hereto as EXHIBIT D.

         (d) Transfer and Pledge of Affected Interest. Upon delivery of the cash payment at closing and delivery of the installment note or notes specified in the preceding paragraph, the Affected Interest shall be assigned to the Purchaser with all necessary instruments required to complete the Transfer of the Affected Interest on the Company's Required Records.

         Once the Affected Interest has been Transferred, the portion of the Affected Interest received by each Purchaser shall be pledged by that Purchaser to the Transferring Holder, to be held as collateral security for the payment of the note issued by that Purchaser, pursuant to the provisions of the Pledge Agreement attached hereto as EXHIBIT E, which each Purchaser shall execute on the date of closing. Each Purchaser shall have the right, while such pledge is effective, to vote any Governance Rights pledged by that Purchaser and to receive Distributions with respect to the Financial Rights pledged by that Purchaser (other than liquidating Distributions under Section 15.3, which shall be subject to the terms of the Pledge Agreement).

         (e) Guaranty Contribution Agreement. In the event a Member's entire Membership Interest is purchased under this Article 13, and the former Member is required to pay a Company debt because of the former Member's guaranty of the debt, each remaining Member or Members who also guaranteed such debt shall contribute toward that payment by reimbursing such former Member for their respective shares of such payment, reduced by any amounts due the Company under
Section 13.9(b) that have not been paid or offset against the Final Price. The share of such payment due from each remaining Member that guaranteed such debt shall be that fraction of such payment which the Percentage Interest held by each remaining Member who guaranteed such debt bears to the total of Percentage Interests owned by all remaining Members who guaranteed such debt.

                                   ARTICLE 14
                             AMENDMENT OF AGREEMENT

         14.1 Amendment Procedure. When circumstances require amendment of this Agreement to comply with any law, or at any time the Members holding thirty percent (30%) or more of the aggregate Voting Interests may propose an amendment to this Agreement, in such event the Chief Manager shall call a special meeting of all Members for the purpose of considering such proposed amendment. At least thirty (30) days prior to such meeting, the Board shall deliver to each Member written notice of the meeting and a statement of the purposes of the amendment and such other matters as the Board deems material to consideration of the amendment. The amendment so proposed shall be adopted if unanimously approved by the Appointing Members and other Members holding at least two-thirds (2/3) of the Voting Interests held by such Members. Alternatively, this Agreement may be amended by a written action signed by each of the Members.

         14.2 Limitation on Amendments. Notwithstanding the foregoing, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would (a) adversely affect the limited liability of a Member or (b) adversely affect the Governance or Financial Rights of a Member.


                                   ARTICLE 15
                                   DISSOLUTION

         15.1 Liquidating Events.


              (a) The Company shall be dissolved upon the occurrence of any of the following events (a "Liquidating Event"):

                           (i) by the unanimous written agreement of the
                  Appointing Members;

                           (ii) upon the vote of Members holding at least
                  two-thirds of the Voting Interests of the Company, in favor of a proposal to dissolve the Company, at a meeting held pursuant to Section 322B.806 of the LLC Act;

                           (iii) upon any election by Lakes Cloverdale to
                  exercise its option, as set forth in Section 13 of the Participation Agreement, to cease further funding of the Cloverdale Project, cause the liquidation of the Company, accelerate payment of the Company's share of the Project Companies Loan (as defined in the Participation Agreement) and the Cloverdale Project Development Loan and accelerate payment of that portion of the remaining balance of the MRD Loans (as defined in the Participation Agreement) relating to the Company; or

                           (iv) any other event described in Section 322B.80 of
                  the LLC Act, excluding clause (5) of Subdivision 1 thereof (concerning termination of the continued membership of a Member).

              (b) As soon as possible following the occurrence of any Liquidating Event that causes the dissolution of the Company, the appropriate representative of the Company shall give all of the Members a written notice of such Liquidating Event and execute a notice of dissolution in such form as shall be prescribed by the Secretary of State of Minnesota, setting forth the information required under Subdivision 1 of Section 322B.81 of the LLC Act and shall file that notice with the Secretary of State's office.

              (c) If the Company is dissolved, the Company shall cease to carry on its business upon filing a notice of dissolution with the Minnesota Secretary of State, except insofar as may be necessary for the winding up of the Company's business and any Distributions under Section 15.3, but its separate existence shall continue until a certificate of termination has been issued by such Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         15.2 Agreement to Avoid Dissolution. Each Member specifically acknowledges and agrees that the Company shall not be dissolved upon the withdrawal of any Member or other termination of any Member's Interest in the Company.

         15.3 Distributions on Liquidation. Upon liquidation of the Company, its business shall be wound up, the Board (or other Person designated by all of the Members) shall take full account of the Company assets and liabilities, and all assets (tangible and intangible) shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 7 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the Distribution shall be treated as a Distribution equal to the fair market value of the assets at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

              (a) To the payment of all debts and liabilities of the Company, including without limitation all debts due the Members, Governors, Managers and their Affiliates, in the order of priority as provided by law;

              (b) To the establishment of any reserves deemed necessary by the Board or other Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company; and

              (c) To the Members, ratably in proportion to the credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Members under Article 7, including the allocation of any Profit or Loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 15.3) of the Company's assets.

              (d) Last, to the Members in proportion to their Percentage Interests.

         The Company may offset any amount due a Member under this Section 15.3 by the amounts of (i) any debts owed the Company by the Member, and (ii) any damages suffered by the Company as a result of an Event of Default with respect to that Member, or that Member's other breach (if any) of this Agreement or any Contribution Agreement by which such Member is bound.


                                   ARTICLE 16
                                  MISCELLANEOUS


         16.1 Notices. All notices, requests or demands and other communication from any party hereto to another shall be in writing and shall be considered to have been duly given (i) when delivered personally, (ii) twenty-four (24) hours after sent by telephone facsimile transmission, (iii) the next business day when sent via a nationally recognized overnight courier for next business day delivery to the recipient or (iv) four (4) business days after sent by certified or registered mail, postage prepaid, to the other party. Such notices, requests, demands and other communication may be sent by any of the foregoing means, but if faxed, mailed or sent by overnight courier, shall be directed to the addresses (or fax number) indicated below, or such other address (or fax number) as may be provided in writing to each party from time to time:



    (a) If to Lakes Cloverdale:          Lakes Cloverdale, LLC
       (or any of its Affiliates)        130 Cheshire Lane Minnetonka, MN 55305
                                         Attention: Tim Cope
                                         Fax: (952) 449-7064

           with a copy to:               Maslon Edelman Borman & Brand, LLP
                                         3300 Wells Fargo Center
                                         90 South 7th Street
                                         Minneapolis, MN 55402-4140
                                         Attention: Mark Baumann, Esq.
                                         Fax: (612) 672-8397

   (b)     If to MRD:                    MRD Gaming, LLC
           (or any of its Affiliates)    600 Whitney Ranch Drive, C - 15
                                         Henderson, NV 89014
                                         Attention:  Matthew R. Daly
                                         Fax: (702) 547-9015

           with a copy to:               Larkin, Hoffman, Daly & Lindgren, Ltd.
                                         1500 Wells Fargo Financial Center
                                         7900 Xerxes Avenue South
                                         Bloomington, Minnesota 55431
                                         Attention:  Charles S. Modell, Esq.
                                         Fax: (952) 896-1511

   (c)     If to the Company:            Pacific Coast Gaming - Santa Rosa, LLC
                                         600 Whitney Ranch Drive, C - 15
                                         Henderson, NV, 89014

                                        Attention:  Matthew R. Daly
                                        Fax: (702) 547-9015

           with a copy to:              Lakes Cloverdale, LLC
                                        130 Cheshire Lane
                                        Minnetonka, MN 55305
                                        Attention: Tim Cope
                                        Fax: (952) 449-7064

         Such notices may be given to a Member at the latest address specified in the Company's Required Records, if different than those specified above. Any Member or the Company may, at any time by giving five (5) days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

         All notices, offers, demands, certificates or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same.

         16.2 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on such occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented-to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

         16.3 Entire Agreement. Except for the Articles, the Company's Bylaws, the Participant Agreement and the promissory notes and loan and security agreements executed and delivered pursuant to the Participant Agreement, this Agreement constitutes the entire agreement among the parties with respect to the Company, supersedes any prior agreement or understanding among them, and may not be modified or amended in any manner other than as set forth herein.

         16.4 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota.

         16.5 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, heirs, administrators, executors, successors and permitted assigns, as the case may be.

         16.6 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         16.7 Interpretation. Except as otherwise indicated by the context, all references herein to Articles, Sections and paragraphs refer to Articles, Sections and paragraphs of this Agreement. All such Article, Section and paragraph headings are for reference purposes only and shall not affect the interpretation of this Agreement.

         16.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         16.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all Members and the Company. Each Member shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other Member. However, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

         16.10 Right to Specific Performance. In view of the fact that the Membership Interests subject to this Agreement are of a closely-held limited liability company, and in view of the purposes of this Agreement, it is agreed that the remedy at law for failure of any party to perform would be inadequate and that the injured party or parties, at his, her or their option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction, to the extent permitted by the LLC Act and other applicable law, and not expressly prohibited by this Agreement.

         16.11 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         16.12 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and permitted assigns; and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         16.13 Non-binding Mediation. Except with respect to matters for which a Member or the Company believes it necessary to seek equitable relief permitted under a written agreement, or otherwise to prevent irreparable harm to such party, each party to this Agreement agrees to enter into mediation and to cause the Governors appointed by the Appointing Members agrees to enter into mediation, of all disputes involving this Agreement or any aspect of their business relationship (including without limitation any deadlock of the Board or the Members required by Section 9.6 to be mediated, and including any failure to agree on a Final Price under Section 13.8), for a minimum of four (4) hours of mediation, prior to the initiation of any arbitration, legal action or claim against any other party. Such mediation shall be conducted pursuant to Section 21 of the Participation Agreement. Any decision or other actions of a mediator under this Agreement or the Participation Agreement shall not be binding upon the Board, any Member or the Company; and no such mediator shall have the authority to impose a settlement upon the Board, any Member or the Company. Rather any mediator shall attempt to assist the Board, the Members and the Company (as applicable) to reach a satisfactory resolution of such matter.

         If a notice of any action, inaction, condition or event alleged to be a default by an

Appointing Member has been issued by the other Appointing Member pursuant to
Section 6.6, and such default is subject to cure before actually becoming an Event of Default, the period for cure shall be tolled until the mediation under this Section 16.13 is complete; provided, however, that the request for mediation was made at least ten (10) days before such action, inaction, condition or event shall become an Event of Default. However, such tolling shall not apply to any payments owed to third parties if the failure to make such payment would result in any significant penalties to any Member, the Company or the Cloverdale Tribe.

         16.14 Confidential Arbitration. Except with respect to matters for which a party to this Agreement believes it necessary to seek equitable relief permitted under a written agreement, any dispute among or between any of the parties hereto or between the Governors (the "disputants") arising directly or indirectly out of, pursuant to or under this Agreement, and any other dispute among or between any such disputants, however arising (including without limitation any deadlock of the Board or the Members required by Section 9.6 to be arbitrated, but excluding any purchase price appraisal under Section 13.8), which they are not able to resolve on their own or through mediation hereunder, shall be resolved by binding arbitration in Minneapolis, Minnesota. The Appointing Members agree to cause the Governors appointed by them to submit any such deadlock to arbitration hereunder.

         Any such arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in effect, except that: (a) the question whether or not a dispute is arbitrable under this Agreement shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; (b) discovery shall be permitted in accordance with the Minnesota Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators; (c) judgment on the award may be entered in any court of competent jurisdiction; and
(d) each of the disputants shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement (including other applicable agreements) and may not change any of such provisions. The arbitrator shall give written notice to the disputants stating the arbitrator's determination, and shall furnish to each disputant a signed copy of such determination. The expenses of arbitration shall be borne equally by the opposing disputants or as the arbitrator shall otherwise equitably determine under Section 16.15.

         All aspects of such arbitration shall be conducted in the strictest confidence, and each party agrees not to disclose any information concerning any dispute or arbitration hereunder to any person except as may be required by law or this Agreement.

         16.15 Litigation Expense. If any disputant (as defined in Section 16.15, and including all disputants opposing one or more other disputants as one party) is made or shall become a party to any litigation (including arbitration) commenced by or against another disputant involving the enforcement of any of the rights or remedies of such disputant, or arising on account of a default of the other disputant in its performance of any of the other disputant's obligations hereunder, then the prevailing disputant in such litigation shall receive from the other disputant all costs incurred by the prevailing disputant in such litigation, plus reasonable attorneys' fees to be fixed by the court or arbitrator (as applicable), with interest thereon from the date of judgment or arbitrator's decision at the rate specified in Section 13.9(c) or, if less, the maximum rate permitted by law.

         IN WITNESS WHEREOF, the undersigned Members have duly executed this Member Control Agreement, with respect to Pacific Coast Gaming - Santa Rosa, LLC, on the day and year first above written, to be effective as of the Effective Date.

                              LAKES CLOVERDALE, LLC


                              By /s/ Timothy J. Cope
                                 -----------------------------------------------
                                       Its Chief Financial Manager, Timothy Cope

                              MRD GAMING, LLC


                              By /s/ Matthew R. Daly
                                 -----------------------------------------------
                                       Its Manager/Member, Matthew R. Daly

                                                     MEMBERS

         The Company hereby accepts the foregoing Agreement as a party thereto and agrees to perform its obligations thereunder, including without limitation those set forth in Article 13.

                              PACIFIC COAST GAMING - SANTA ROSA, LLC


                              By /s/ Matthew R. Daly
                                 -----------------------------------------------
                                       Its Chief Manager, Matthew R. Daly

         As parties to the Participation Agreement described in paragraph A of the Introduction to the foregoing Member Control Agreement, Lakes Gaming & Resorts, LLC ("LGR") and MRD Gaming, LLC ("MRD") hereby accept the foregoing Agreement as an amendment of the Participation Agreement, to the extent provided in Section 3.50 of the foregoing Member Control Agreement.

                              LAKES GAMING AND RESORTS, LLC


                               By /s/ Timothy J. Cope
                                  ----------------------------------------------
                                       Its Chief Financial Manager, Timothy Cope

                               MRD GAMING, LLC


                               By /s/ Matthew R. Daly
                                  ----------------------------------------------
                                       Its Manager/Member, Matthew R. Daly